                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

                         THE GREENBRIER COMPANIES, INC.,

                                    AS ISSUER

                                   ----------

                      EACH OF THE GUARANTORS PARTY HERETO,

                                  AS GUARANTORS

                                       AND

                                   ----------

                         U.S. BANK NATIONAL ASSOCIATION,

                                   AS TRUSTEE

                                   ----------

                    2.375% CONVERTIBLE SENIOR NOTES DUE 2026

                                   ----------

                                    INDENTURE

                            DATED AS OF MAY 22, 2006

                                   ----------


                                TABLE OF CONTENTS

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ARTICLE I DEFINITIONS AND INCORPORATION BY REFERENCE.....................     1
   Section 1.1     Definitions...........................................     1
   Section 1.2     Incorporation by Reference of Trust Indenture Act.....    13
   Section 1.3     Rules of Construction.................................    14
   Section 1.4     Acts of Holders.......................................    14

ARTICLE II THE SECURITIES................................................    15
   Section 2.1     Form and Dating.......................................    15
   Section 2.2     Execution and Authentication..........................    16
   Section 2.3     Registrar, Paying Agent, and Conversion Agent.........    17
   Section 2.4     Paying Agent to Hold Assets in Trust..................    18
   Section 2.5     Holder Lists..........................................    18
   Section 2.6     Transfer and Exchange.................................    18
   Section 2.7     Replacement Notes.....................................    19
   Section 2.8     Outstanding Notes; Determinations of Holders' Action..    20
   Section 2.9     Temporary Notes.......................................    21
   Section 2.10    Cancellation..........................................    21
   Section 2.11    Persons Deemed Owners.................................    22
   Section 2.12    Additional Transfer and Exchange Requirements.........    22
   Section 2.13    CUSIP Numbers.........................................    27

ARTICLE III REDEMPTION OF SECURITIES.....................................    27
   Section 3.1     The Company's Right to Redeem; Make-Whole Premium;
                   Notice to Trustee.....................................    27
   Section 3.2     Selection of Notes to Be Redeemed.....................    28
   Section 3.3     Notice of Redemption..................................    28
   Section 3.4     Effect of Notice of Redemption........................    29
   Section 3.5     Deposit of Redemption Price...........................    29
   Section 3.6     Notes Redeemed in Part................................    30
   Section 3.7     Repayment to the Company..............................    30
   Section 3.8     No Sinking Fund.......................................    30

ARTICLE IV PURCHASE AT THE OPTION OF HOLDERS ON SPECIFIC DATES...........    30
   Section 4.1     Optional Put..........................................    30
   Section 4.2     Effect of Purchase Notice; Withdrawal of Purchase
                   Notice................................................    33
   Section 4.3     Deposit of Purchase Price.............................    33
   Section 4.4     Notes Purchased in Part...............................    34
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                                       i

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                                TABLE OF CONTENTS
                                   (continued)

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   Section 4.5     Covenant to Comply With Securities Laws Upon Purchase
                   of Notes..............................................    34
   Section 4.6     Repayment to the Company..............................    34
   Section 4.7     No Purchase Upon Event of Default.....................    35

ARTICLE V PURCHASE AT THE OPTION OF HOLDERS UPON A FUNDAMENTAL CHANGE....    35
   Section 5.1     Fundamental Change Put................................    35
   Section 5.2     Effect of Fundamental Change Purchase Notice;
                   Withdrawal of Fundamental Change Purchase Notice......    38
   Section 5.3     Deposit of Fundamental Change Purchase Price..........    39
   Section 5.4     Notes Purchased in Part...............................    39
   Section 5.5     Covenant to Comply With Securities Laws Upon Purchase
                   of Notes..............................................    39
   Section 5.6     Repayment to the Company..............................    40

ARTICLE VI COVENANTS.....................................................    40
   Section 6.1     Payment of Notes......................................    40
   Section 6.2     SEC and Other Reports to the Trustee..................    41
   Section 6.3     Compliance Certificate................................    42
   Section 6.4     Further Instruments and Acts..........................    42
   Section 6.5     Maintenance of Office or Agency of the Trustee,
                   Registrar, Paying Agent and Conversion Agent..........    42
   Section 6.6     Delivery of Information Required Under Rule 144A......    43
   Section 6.7     Waiver of Stay, Extension or Usury Laws...............    43
   Section 6.8     Statement by Officers as to Default...................    43
   Section 6.9     Additional Interest...................................    43
   Section 6.10    Additional Subsidiary Guarantees......................    44
   Section 6.11    Contingent Debt Tax Treatment.........................    45

ARTICLE VII SUCCESSOR CORPORATION........................................    45
   Section 7.1     When Company May Merge or Transfer Assets.............    45

ARTICLE VIII DEFAULTS AND REMEDIES.......................................    46
   Section 8.1     Events of Default.....................................    46
   Section 8.2     Acceleration..........................................    48
   Section 8.3     Other Remedies........................................    48
   Section 8.4     Waiver of Past Defaults; Rescission of Acceleration...    49
   Section 8.5     Control by Majority...................................    49
   Section 8.6     Limitation on Suits...................................    49
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                                       ii

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                                TABLE OF CONTENTS
                                   (continued)

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   Section 8.7     Rights of Holders to Receive Payment or to Convert....    50
   Section 8.8     Collection Suit by Trustee............................    50
   Section 8.9     Trustee May File Proofs of Claim......................    50
   Section 8.10    Priorities............................................    51
   Section 8.11    Undertaking for Costs.................................    51

ARTICLE IX TRUSTEE.......................................................    52
   Section 9.1     Duties of Trustee.....................................    52
   Section 9.2     Rights of Trustee.....................................    53
   Section 9.3     Individual Rights of Trustee..........................    54
   Section 9.4     Trustee's Disclaimer..................................    55
   Section 9.5     Notice of Defaults....................................    55
   Section 9.6     Reports by Trustee to Holders of the Notes............    55
   Section 9.7     Compensation and Indemnity............................    55
   Section 9.8     Replacement of Trustee................................    56
   Section 9.9     Successor Trustee by Merger, etc......................    57
   Section 9.10    Eligibility; Disqualification.........................    57
   Section 9.11    Preferential Collection of Claims Against Company.....    58

ARTICLE X DISCHARGE OF INDENTURE.........................................    58
   Section 10.1    Discharge of Liability on Notes.......................    58
   Section 10.2    Deposited Monies to Be Held in Trust by Trustee.......    58
   Section 10.3    Repayment to the Company..............................    58

ARTICLE XI AMENDMENTS....................................................    59
   Section 11.1    Without Consent of Holders of Notes...................    59
   Section 11.2    With Consent of Holders of Notes......................    60
   Section 11.3    Compliance with Trust Indenture Act...................    62
   Section 11.4    Revocation and Effect of Consents, Waivers and
                   Actions...............................................    62
   Section 11.5    Notation on or Exchange of Notes......................    62
   Section 11.6    Trustee to Sign Supplemental Indentures...............    62
   Section 11.7    Effect of Supplemental Indentures.....................    62
   Section 11.8    Waiver................................................    63

ARTICLE XII CONVERSION...................................................    63
   Section 12.1    Conversion Right......................................    63
   Section 12.2    Conversion Procedures; Conversion Rate; Fractional
                   Shares................................................    66
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                                      iii

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                                TABLE OF CONTENTS
                                   (continued)

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   Section 12.3    Adjustment of Conversion Rate.........................    68
   Section 12.4    Consolidation or Merger of the Company................    75
   Section 12.5    Notice of Adjustment..................................    76
   Section 12.6    Notice in Certain Events..............................    77
   Section 12.7    Company To Reserve Stock; Listing; Corporate Action...    77
   Section 12.8    Taxes on Conversion...................................    78
   Section 12.9    Conversion After Record Date..........................    78
   Section 12.10   Company Determination Final...........................    79
   Section 12.11   Responsibility of Trustee for Conversion Provisions...    79
   Section 12.12   Conversion in Connection with a Public Acquirer
                   Change of Control.....................................    80
   Section 12.13   Payment Upon Conversion...............................    80

ARTICLE XIII SUBSIDIARY GUARANTEES.......................................    82
   Section 13.1    Guarantee.............................................    82
   Section 13.2    Limitation on Guarantor Liability.....................    83
   Section 13.3    Execution and Delivery of Subsidiary Guarantee........    84
   Section 13.4    Guarantors May Consolidate, etc.......................    84
   Section 13.5    Releases..............................................    85

ARTICLE XIV CONTINGENT INTEREST..........................................    86
   Section 14.1    Contingent Interest...................................    86
   Section 14.2    Payment of Contingent Interest........................    86
   Section 14.3    Contingent Interest Notification......................    86

ARTICLE XV MISCELLANEOUS.................................................    86
   Section 15.1    Trust Indenture Act Controls..........................    86
   Section 15.2    Notices...............................................    87
   Section 15.3    Communication by Holders with Other Holders...........    88
   Section 15.4    Certificate and Opinion as to Conditions Precedent....    88
   Section 15.5    Statements Required in Certificate or Opinion.........    88
   Section 15.6    Rules by Trustee, Paying Agent, Conversion Agent,
                   Registrar.............................................    88
   Section 15.7    No Personal Liability of Directors, Officers,
                   Employees and Stockholders............................    89
   Section 15.8    Governing Law.........................................    89
   Section 15.9    No Adverse Interpretation of Other Agreements.........    89
   Section 15.10   Successors............................................    89
   Section 15.11   Severability..........................................    89
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                                       iv

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                                TABLE OF CONTENTS
                                   (continued)

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   Section 15.12   Counterpart Originals.................................    89
   Section 15.13   Table of Contents, Headings, etc......................    89
   Section 15.14   Force Majeure.........................................    90

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
EXHIBIT A    Form of Note
EXHIBIT B    Form of Notation of Subsidiary Guarantee
EXHIBIT C    Form of Certificate to be Delivered by Transferee in
             Connection with Transfers to Institutional Accredited
             Investors
EXHIBIT D    Form of Restrictive Legend for Common Stock Issues Upon
             Conversion
EXHIBIT E    Form of Supplemental Indenture
SCHEDULE I   Conversion Rate Adjustment Table

          INDENTURE, dated as of May 22, 2006, among THE GREENBRIER COMPANIES, INC., an Oregon corporation (the "Company"), the Guarantors (as defined below) and U.S. BANK NATIONAL ASSOCIATION, a national banking association, as trustee (the "TRUSTEE").

                             RECITALS OF THE COMPANY

          WHEREAS, the Company has duly authorized the creation of an issue of its 2.375% Convertible Senior Notes due 2026 (the "NOTES") having the terms, tenor, amount and other provisions hereinafter set forth.

          WHEREAS, all things necessary to make the Notes, when the Notes are duly executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, in accordance with their and its terms, have been done and performed in all respects.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

          For and in consideration of the premises and the purchase of the Notes by the Holders thereof, each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the holders of the Notes:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.1 Definitions.

          "8.375% NOTES" means the 8.375% Senior Notes due 2015 of the Company.

          "8.375% NOTES INDENTURE" means the Indenture, dated as of May 11, 2005, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee, under which the 8.375% Notes were issued.

          "ACT" has the meaning set forth in Section 1.4(a).

          "ADDITIONAL INTEREST" has the meaning set forth in the Registration Rights Agreement.

          "ADDITIONAL INTEREST PAYMENT DATE" has the meaning set forth in
Section 6.9.

          "ADDITIONAL SHARES" has the meaning set forth in Section 12.2(e).

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified

Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "AGENT MEMBERS" has the meaning set forth in Section 2.1(c).

          "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

          "APPLICABLE STOCK" means (a) the Common Stock and/or (b) in the event of a transaction referred to in Section 12.4 in which the Notes become convertible into Equity Interests of another Person, such Equity Interests or any other Equity Interests into which such Equity Interests shall be reclassified or changed.

          "BANKRUPTCY LAW" means Title 11, United States Code, or any similar United States federal or state law for the relief of debtors.

          "BID SOLICITATION AGENT" means the Trustee or such other office or agency designated by the Company to obtain secondary market bid quotations.

          "BOARD OF DIRECTORS" means either the board of directors of the Company or any duly authorized committee of such board.

          "BOARD RESOLUTION" means a resolution of the Board of Directors or any duly appointed committee thereof.

          "BUSINESS DAY" means any day other than a Saturday or a Sunday or a day on which banking institutions in the City of New York are authorized or required by law, regulation or executive order to close.

          "CAPITAL LEASE OBLIGATIONS" means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP

          "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock.

          "CASH" means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

          "CASH SETTLEMENT AVERAGING PERIOD" has the meaning set forth in
Section 12.13(a).

          "CASH SETTLEMENT NOTICE PERIOD" has the meaning set forth in Section 12.13(a).

          "CERTIFICATED NOTES" means Notes that are in substantially the form attached hereto as Exhibit A and that do not include the information called for by footnote 1 thereof.

          "CLOSING SALE PRICE" means the closing sale price per share of Common Stock (or, if no closing sale price is quoted, the average of the bid and asked prices or, if there is more than one bid or ask price, the average of the average bid and the average asked prices) on such date as quoted by the New York Stock Exchange or, if Common Stock is not reported by the New York Stock Exchange, in composite transactions for the principal U.S. national securities exchange on which Common Stock is traded. If Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the "Closing Sale Price" shall be the last quoted bid price for Common Stock in the over-the-counter market on the relevant date as reported by Pink Sheets, LLC or similar organization. If Common Stock is not so quoted, the "Closing Sale Price" will be the average of the mid-point of the last bid and ask prices for Common Stock on the relevant date from each of at least two independent nationally-recognized investment banking firms selected by the Company for this purpose. If at least two independent quotes cannot be obtained, the "Closing Sale Price" will be determined in good faith by the Board of Directors. The Closing Sale Price will be determined without reference to extended or after-hours trading.

          "COMMON STOCK" means the common stock, par value $.01 per share, of the Company as that stock exists on the date of this Indenture or any other Equity Interests of the Company into which such Common Stock shall be reclassified or changed; provided, that after the consummation of any transaction referred to in Section 12.4, all references to "Common Stock" shall, to the extent necessary to protect the interests of the Holders of the Notes, become references to "Applicable Stock."

          "COMPANY" means the party named as the "Company" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, means such successor. The foregoing sentence shall likewise apply to any subsequent successor or successors to such successor.

          "COMPANY REQUEST" or "COMPANY ORDER" means a written request or order signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer.

          "CONTINGENT INTEREST" has the meaning set forth in Section 14.1.

          "CONTINUING DIRECTORS" means, as of any date of determination, any member of the Board of Directors (i) who was a member of the Board of Directors on the Issue Date; (ii) who was nominated for election or elected to the Board of Directors with the approval of a majority of the Continuing Directors who were members of the Board of Directors at the time of such new director's nomination or election; or (iii) whose election was ratified, or who is nominated for re-election, by a majority of the Continuing Directors who were members of the Board of Directors at the time of the new director's initial election to the Board of Directors.

          "CONVERSION AGENT" has the meaning set forth in Section 2.3.

          "CONVERSION DATE" means the date a Note shall be deemed to have been converted pursuant to Section 12.2(c).

          "CONVERSION NOTICE" has the meaning set forth in Section 12.2(b).

          "CONVERSION OBLIGATION" has the meaning set forth in Section 12.1(a).

          "CONVERSION PRICE" means, at any time, $1,000 divided by the Conversion Rate in effect at such time, rounded to two decimal places (rounded up if the third decimal place thereof is 5 or more and otherwise rounded down).

          "CONVERSION RATE" means, at any time, the number of shares of Common Stock issuable upon conversion of each $1,000 of the principal amount of the Notes, which is initially 20.8125 shares, subject to adjustments as set forth in this Indenture.

          "CONVERSION RETRACTION PERIOD" has the meaning set forth in Section 12.13(a).

          "CONVERSION VALUE" of the Notes on any date of determination means the Conversion Rate multiplied by the Closing Sale Price of the Common Stock on such date.

          "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at New York, New York, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

          "CREDIT AGREEMENT" means the Credit Agreement, dated June 29, 2005, as amended from time to time, among the Company, TrentonWorks Limited, each lender from time to time party thereto, Bank of America, N.A., as administrative agent, and Bank of America, National Association, acting through its Canada branch, and any agreement or agreements evidencing any refunding, replacement, refinancing or renewal, in whole or in part, of the Credit Agreement; provided that such refunding, replacement, refinancing or renewal shall be effected in the commercial bank or institutional lending market, and not in the capital markets.

          "CURRENT DIVIDEND RATE" has the meaning set forth in Section 12.3(d).

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

          "DAILY CONVERSION VALUE" has the meaning set forth in Section
12.13(a).

          "DAILY SETTLEMENT AMOUNT" has the meaning set forth in Section
12.13(a).

          "DEFAULT" means, when used with respect to the Notes, any event which is, or after notice or passage of time or both would be, an Event of Default.

          "DEPOSITARY" means, with respect to any Global Notes, a securities clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Global Notes (or any successor securities clearing agency so registered), which shall initially be DTC.

          "DIVIDEND THRESHOLD AMOUNT" has the meaning set forth in Section 12.3(d).

          "DOMESTIC SUBSIDIARY" means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia that guarantees or otherwise provides direct credit support for any Indebtedness of the Company or any other Subsidiary of the Company that guarantees or otherwise provides direct credit support for any Indebtedness of the Company.

          "DTC" means The Depository Trust Company, a New York corporation.

          "EFFECTIVE DATE" has the meaning set forth in Section 12.2(e).

          "EQUITY INTEREST" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

          "EVENT OF DEFAULT" has the meaning set forth in Section 8.1.

          "EXCESS VALUE" has the meaning set forth in Section 12.13(a).

          "EXCHANGE ACT" means the U.S. Securities Exchange Act of 1934, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

          "EX-DIVIDEND DATE" means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant distribution from the seller of the Common Stock to its buyer.

          "EXPIRATION TIME" has the meaning set forth in Section 12.3(e).

          "FAIR MARKET VALUE" has the meaning set forth in Section 12.3(g).

          "FUNDAMENTAL CHANGE" means the occurrence of any of the following events: (i) the consummation of a transaction pursuant to which a "Person" or "group" within the meaning of Section 13(d) of the Exchange Act other than the Company, its Subsidiaries or its or their employee benefit plans, has become the ultimate "beneficial owner," as defined in Rules 13d-3 and 13d-5 under the Exchange Act, of the Capital Stock of the Company representing more than 50% of the Company's total outstanding Voting Stock that is entitled to vote in the election of the Board of Directors, as reflected in Schedule TO or any schedule or report filed under the Exchange Act disclosing the consummation of such transaction, (ii) the first day on which a majority of the members of the Board of Directors are not Continuing Directors; (iii) the Company consolidates with or merges with or into any Person or conveys, transfers, sells or otherwise disposes of or leases all or substantially all of its assets to any Person, or any corporation consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the Company's outstanding Voting Stock is changed into or exchanged for cash, securities or other property, other than (A) any such transaction where the Company's outstanding Voting Stock is not changed or exchanged at all (except to the extent necessary to reflect a change in the Company's jurisdiction of incorporation), (B) where (1) the Company's outstanding Voting Stock is changed into or exchanged for cash, securities and other property (other than Equity Interests of the surviving corporation) and
(2) the Company's shareholders immediately before such transaction own, directly or indirectly, immediately following such transaction, more than 50% of the total outstanding Voting Stock of the surviving corporation in the same proportion amongst themselves as such ownership immediately prior to such transaction or (C) lease transactions by a Leasing Subsidiary in the ordinary course of business; (iv) the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described under ARTICLE VII; or (v) Common Stock or any other common stock into which the Notes are convertible ceases to be traded on a U.S. national securities exchange or traded on an established automated over-the-counter trading market in the United States.

          However, notwithstanding the foregoing, a "Fundamental Change" will not be deemed to have occurred if in the cases described in clauses (i) or (iii) above, at least 90% of the consideration, excluding cash payments for fractional shares and cash payments pursuant to dissenters' appraisal rights, in the merger or consolidation constituting the Fundamental Change consists of Capital Stock traded on a U.S. national securities exchange (or which will be so traded or quoted when issued or exchanged in connection with such Fundamental Change) and as a result of such transaction or transactions all or a portion of the Notes become convertible into such Capital Stock, excluding cash payments for fractional shares.

          "FUNDAMENTAL CHANGE PURCHASE DATE" has the meaning set forth in
Section 5.1(a).

          "FUNDAMENTAL CHANGE PURCHASE NOTICE" has the meaning set forth in
Section 5.1(c).

          "FUNDAMENTAL CHANGE PURCHASE PRICE" has the meaning set forth in
Section 5.1(a).

          "GAAP" means generally accepted accounting principles in the United States of America as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "GLOBAL NOTES" means Notes that are in substantially the form attached hereto as Exhibit A and that include the information called for by footnotes 1 and 3 thereof and that are deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

          "GUARANTORS" means Greenbrier-Concarril, LLC, a Delaware limited liability company, Greenbrier Leasing Company LLC, a Delaware limited liability company, Greenbrier Leasing Limited Partner, LLC, a Delaware limited liability company, Greenbrier Management Services, LLC, a Delaware limited liability company, Greenbrier Leasing, L.P., a Delaware limited partnership, Gunderson LLC, a Delaware limited liability company, Gunderson Marine LLC, a Delaware limited liability company, Gunderson Rail Services LLC, a limited liability company, Gunderson Specialty Products, LLC, a Delaware limited liability company, Autostack Company LLC, a Delaware limited liability company, Greenbrier Railcar LLC, a Delaware limited liability company and any other Domestic Subsidiary (other than an Immaterial Subsidiary) that becomes a guarantor of the Notes hereunder.

          "HEDGING OBLIGATIONS" means, with respect to any specified Person, the obligations of such Person under any transaction which is a rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency swap transaction, currency option or any other similar transaction, including any option with respect to any of these transactions or any combination of these transactions.

          "HOLDER" means a Person in whose name a Note, including any Global Note, is registered on the Registrar's books.

          "IMMATERIAL SUBSIDIARY" means, as of any date, any Domestic Subsidiary whose total assets, as of that date, are less than $1,000,000 and whose total revenues for the most recent 12-month period does not exceed $1,000,000; provided that a Domestic Subsidiary will not be considered an Immaterial Subsidiary if it, as of any date, together with all other Immaterial Subsidiaries, has net assets as of such date in excess of $5,000,000 or has total revenues for the most recent 12-month period in excess of $5,000,000; provided further that a Domestic Subsidiary will not be considered to be an Immaterial Subsidiary if it, directly or indirectly, provides a guarantee or is otherwise an obligor in respect of any Indebtedness of the Company.

          "INDEBTEDNESS" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

          (1) in respect of borrowed money;

          (2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

          (3) in respect of banker's acceptances;

          (4) representing Capital Lease Obligations;

          (5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

          (6) representing any Hedging Obligations, if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are explicitly incorporated in this Indenture by reference to the TIA.

          "INITIAL DIVIDEND RATE" has the meaning set forth in Section 12.3(d).

          "INITIAL PURCHASERS" means Bear, Stearns & Co. Inc. and Banc of America Securities LLC, as initial purchasers pursuant to the Purchase Agreement.

          "INSTITUTIONAL ACCREDITED INVESTOR" means an institutional investor that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

          "INTEREST PAYMENT DATE" has the meaning set forth in Exhibit A attached hereto.

          "ISSUE DATE" means, with respect to any Note, the date on which such Note was originally issued or deemed issued as set forth on the face of the Note.

          "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided, however, that at the time any Joint Venture becomes, directly or indirectly, majority-owned by the Company and its Subsidiaries, the Company shall designate whether such Joint Venture shall be deemed a Subsidiary for purposes of this Indenture and any such designation of a Joint Venture as a Subsidiary shall be irrevocable and made by a resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee contemporaneously with such designation; provided, further that if, at any time, the Company and its Subsidiaries acquire all of the outstanding Equity Interests of any such Joint Venture, such Joint Venture shall become, without further action by the Company or any other Person, a Subsidiary in accordance with the terms of this Indenture.

          "LEASING ASSETS" means, with respect to any Person, such Person's interests (1) in railcars, marine barges, surface transportation equipment and any accessions or other tangible assets related to the foregoing that are owned or leased by such Person in the ordinary course of business of such Person and
(2) in the lease agreements entered into by such Person, as lessor, in the ordinary course of business.

          "LEASING SUBSIDIARY" means Greenbrier Leasing Company LLC or any of its Subsidiaries in each case so long as the business of such Person is limited to management, marketing, remarketing, leasing and/or selling railcars, marine barges, surface transportation equipment and any accessions or other tangible assets related to the foregoing and/or Leasing Assets owned by such Person or any other Person, and such Person does not own any manufacturing assets or conduct a manufacturing business (provided that neither Greenbrier

Leasing Company LLC nor any of its Subsidiaries shall be deemed to own manufacturing assets or to be conducting a manufacturing business solely as a result of its ownership of Equity Interests of Gunderson LLC, an Oregon limited liability company, owned on the date of this Indenture).

          "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

          "MAKE-WHOLE TRANSACTION" means any transaction or event described in
Section 12.1(b)(ii) pursuant to which 10% or more of the consideration for Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such transaction or event consists of cash, securities or other property that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange.

          "MARKET DISRUPTION EVENT" means the occurrence or existence on any Trading Day for Common Stock of any material suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Common Stock or in any options, contracts or future contracts relating to the Common Stock.

          "MEASUREMENT PERIOD" has the meaning set forth in Section 12.1(a).

          "NOTES" has the meaning set forth in the recitals to this Indenture.

          "OFFERING MEMORANDUM" means the final offering memorandum of the Company dated May 15, 2006 relating to the offering of the Notes.

          "OFFICER" means the Chief Executive Officer, the Chief Financial Officer, any Executive or Senior Vice President, the Treasurer, the Corporate Controller or the Secretary of the Company.

          "OFFICERS' CERTIFICATE" means a written certificate containing the information specified in Section 15.4 and Section 15.5, signed in the name of the Company by any two Officers, at least one of whom is the Chief Executive Officer or the Chief Financial Officer, and delivered to the Trustee. An Officers' Certificate given pursuant to Section 6.3 shall be signed by the Chief Financial Officer and one other Officer.

          "OPINION OF COUNSEL" means a written opinion containing the information specified in Section 15.4 and Section 15.5, from legal counsel. The counsel may be an employee of, or counsel to, the Company.

          "PAYING AGENT" has the meaning set forth in Section 2.3.

          "PAYMENT DEFAULT" has the meaning set forth in Section 8.1(h).

          "PERSON" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, or government or any agency or political subdivision thereof.

          "PREFERRED STOCK" means, as applied to the Capital Stock of any corporation, the Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "PUBLIC ACQUIRER CHANGE OF CONTROL" means any Make-Whole Transaction that would otherwise obligate the Company to increase the Conversion Rate pursuant to Section 12.2(e) where the acquirer (or any entity that directly or indirectly owns a majority of the Voting Stock of the acquirer and fully and unconditionally guarantees the Notes) has a class of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or which will be so traded when issued or exchanged in connection with such Fundamental Change (the "PUBLIC ACQUIRER COMMON STOCK").

          "PUBLIC ACQUIRER COMMON STOCK" has the meaning assigned to it in the definition of Public Acquirer Change of Control.

          "PUBLIC NOTICE" shall mean (i) a press release through PR Newswire, Dow Jones & Co., Inc., Business Wire, or Bloomberg Business News Company, or, if any such organization is not in existence at the time of issuance of such press release, such other news or press organization as is reasonably calculated to disseminate broadly the relevant information to the public and (ii) publication of such information on the Company's corporate website or through another public medium the Company uses at that time.

          "PURCHASE AGREEMENT" means the Purchase Agreement, dated May 17, 2006, by and among the Company and the Initial Purchasers relating to the purchase and sale of the Notes.

          "PURCHASE DATE" has the meaning set forth in Section 4.1(a).

          "PURCHASE NOTICE" has the meaning set forth in Section 4.1(c).

          "PURCHASE PRICE" has the meaning set forth in Section 4.1(a).

          "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

          "RECORD DATE" has the meaning set forth in Section 12.3(g).

          "REDEMPTION DATE" means, when used with respect to any Note to be redeemed, the date fixed for redemption pursuant to this Indenture.

          "REDEMPTION PRICE" means when used with respect to any Note to be redeemed pursuant to any provision in this Indenture, the price at which it is to be redeemed pursuant to this Indenture and the Notes.

          "REFERENCE PROPERTY" has the meaning set forth in Section 12.4.

          "REGISTER" has the meaning set forth in Section 2.3.

          "REGISTRAR" has the meaning set forth in Section 2.3.

          "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated May 22, 2006 among the Company and the Initial Purchasers, as amended or supplemented from time to time.

          "RESIDUAL CASH VALUE" has the meaning set forth in Section 12.13(a).

          "RESIDUAL VALUE SHARES" has the meaning set forth in Section 12.13(a).

          "RESPONSIBLE OFFICER" means, when used with respect to the Trustee, the officer within the corporate trust department of the Trustee, including any vice president, assistant vice president or assistant treasurer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such Person's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

          "RESTRICTED CERTIFICATED NOTE" means a Certificated Note which is a Transfer Restricted Note.

          "RESTRICTED GLOBAL NOTE" means a Global Note that is a Transfer Restricted Note.

          "RESTRICTED NOTE" means a Restricted Certificated Note or a Restricted Global Note.

          "RULE 144A" means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

          "SEC" means the U.S. Notes and Exchange Commission, or any successor thereto.

          "SECURITIES ACT" means the U.S. Securities Act of 1933, as amended, or any successor statute thereto, and the rules and regulations promulgated thereunder.

          "SETTLEMENT AMOUNT" has the meaning set forth in Section 12.13(a).

          "SIGNIFICANT SUBSIDIARY" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

          "SPECIAL RECORD DATE" has the meaning set forth in Section 6.1.

          "SPIN-OFF" has the meaning set forth in Section 12.3(c).

          "STATED MATURITY," when used with respect to any Note, means May 15, 2026.

          "STOCK PRICE" means the price paid per share of Common Stock in a transaction to which Section 12.2(e) applies. If holders of Common Stock receive only cash in such Make-Whole Transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Prices of the Common Stock on the ten (10) consecutive Trading Days prior to but not including the Effective Date of such Make-Whole Transaction.

          "SUBSIDIARY" means, in respect of any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person,
(ii) such Person and one or more Subsidiaries of such Person or (iii) one or more Subsidiaries of such Person; provided, however, that a Joint Venture that is majority-owned by the Company and its Subsidiaries shall not be deemed a Subsidiary for purposes of this Indenture unless the Company shall designate such Joint Venture as a Subsidiary for purposes of this Indenture, which designation shall be irrevocable and made by resolution of the Board of Directors of the Company set forth in an Officers' Certificate delivered to the Trustee contemporaneously with such designation; provided, further, that if, at any time, the Company and its Subsidiaries acquire all of the outstanding Equity Interests of any such Joint Venture, such Joint Venture shall become, without further action by the Company or any other Person, a Subsidiary in accordance with the terms of this Indenture.

          "SUBSIDIARY GUARANTEE" has the meaning set forth in Section 13.1.

          "TIA" means the U.S. Trust Indenture Act of 1939 as in effect on then date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

          "TRADING DAY" means a day during which (i) trading in Common Stock generally occurs, (ii) there is no Market Disruption Event and (iii) a Closing Sale Price for Common Stock is provided on the New York Stock Exchange or, if Common Stock is not listed on the New York Stock Exchange, on the principal other U.S. national or regional securities exchange on which Common Stock is then listed or, if Common Stock is not listed on a U.S. national or regional securities exchange, on the principal other market on which Common Stock is then traded or, if Common Stock is not traded on any market, a day on which the price of such Common Stock can be obtained (as determined by the Board of Directors).

          "TRADING PRICE" on any date of determination means the average of the secondary market bid quotations per Note obtained by the Bid Solicitation Agent for $5,000,000 principal amount of Notes at approximately 3:30 p.m., Eastern Standard time, on such date of determination from two independent nationally-recognized securities dealers selected by the Company, but if only one such bid can reasonably be obtained by the Bid Solicitation Agent, such one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally-recognized securities dealer or if, in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of the Notes, then the market price of a Note will be determined by the Board of Directors based on a good faith estimate of the fair value of the Notes; provided that, in order to determine the Trading Price for purposes of Section 12.1(a) only, if the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 principal amount of the Notes from a nationally-recognized securities dealer, the Trading Price shall be deemed to be less than 98% of the Conversion Value on such date of determination.

          "TRANSFER CERTIFICATE" has the meaning set forth in Section 2.12(e).

          "TRANSFER RESTRICTED NOTE" has the meaning set forth in Section
2.12(e).

          "TRUSTEE" means the party named as the "Trustee" in the first paragraph of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

          "UNRESTRICTED CERTIFICATED NOTE" means a Certificated Note that is not a Transfer Restricted Note.

          "UNRESTRICTED GLOBAL NOTE" means a Global Note that is not a Transfer Restricted Note.

          "VOLUME WEIGHTED AVERAGE PRICE" has the meaning set forth in Section 12.13(a).

          "VOTING STOCK" means stock of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of an entity (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Section 1.2 Incorporation by Reference of Trust Indenture Act.

          Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

          The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Notes;

          "indenture security Holder" means a Holder of a Note;

          "indenture to be qualified" means this Indenture;

          "indenture trustee" or "institutional trustee" means the Trustee; and

          "obligor" on the Notes and the Subsidiary Guarantees means the Company and the Guarantors, respectively, and any successor obligor upon the Notes and the Subsidiary Guarantees, respectively.

          All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.

     Section 1.3 Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and in the plural include the singular;

          (5) "will" shall be interpreted to express a command;

          (6) provisions apply to successive events and transactions; and

          (7) references to sections of or rules under the Securities Act will be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.

     Section 1.4 Acts of Holders.

          (a) Any request, demand, authorization, agreement, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in Person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section 15.2. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "ACT" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.4.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority, if it so states. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The principal amount and certificate number of any Note and the record ownership of Notes shall be proved by the Register maintained by the Registrar for the Notes.

          (d) Any request, demand, authorization, agreement, direction, notice, consent, waiver or other Act of the Holder of any Note shall bind every future Holder of the same Note and the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Note.

          (e) If the Company shall solicit from the Holders any request, demand, authorization, agreement, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a Record Date for the determination of Holders entitled to give such request, demand, authorization, agreement, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a Record Date is fixed, such request, demand, authorization, agreement, direction, notice, consent, waiver or other Act may be given before or after such Record Date, but only the Holders of record at the close of business on such Record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Notes have authorized or agreed or consented to such request, demand, authorization, agreement, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Notes shall be computed as of such Record Date; provided that no such authorization, agreement or consent by the Holders on such Record Date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the Record Date.

                                   ARTICLE II

                                 THE SECURITIES

     Section 2.1 Form and Dating.

          (a) The Notes shall be designated as the "2.375% Convertible Senior Notes due 2026" of the Company. The aggregate principal amount of Notes to be issued on the date hereof is $100,000,000, except as provided in Section 2.7.

          The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A attached hereto, which is incorporated in and made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Note shall be dated the date of its authentication.

          (b) Restricted Global Notes. All of the Notes are being initially offered and sold only to QIBs in reliance on Rule 144A and shall be issued, initially in the form of one or more Restricted Global Notes, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of DTC or the nominee thereof, duly executed by the Company and authenticated by the Trustee as hereinafter provided. If any Notes are resold to an Institutional Accredited Investor, the Company shall duly execute and the Trustee shall duly authenticate and deliver, in accordance with Section 2.2, one or more additional Restricted Global Notes, which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary, and registered in the name of DTC or the nominee thereof and in which beneficial interests may be held by Institutional Accredited Investors in accordance with the Applicable Procedures. Subject to
Section 2.1(a), the aggregate principal amount of the Restricted Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided. Without limiting the generality of the foregoing, the aggregate principal amount of the Restricted Global Notes may be increased in order to reflect the issuance of Notes following the exercise by the Initial Purchasers of the option set forth in the Purchase Agreement to purchase additional Notes.

          (c) Global Notes in General. Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall initially represent the aggregate amount of outstanding Notes stated thereon, but that the aggregate amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions of such Notes.

          Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 and shall be made on the records of the Trustee and the Depositary.

          Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act may exercise any rights under this Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing contained herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

          (d) Certificated Notes. Certificated Notes will be issued only under the limited circumstances provided in Section 2.12(a)(i).

     Section 2.2 Execution and Authentication.

          The Notes shall be executed on behalf of the Company by any Officer. The signature of the Officer on the Notes may be manual or facsimile.

          A Note bearing the manual or facsimile signature of an individual who was at the time of the execution of the Note an Officer shall bind the Company, notwithstanding that such individual has ceased to hold such office(s) prior to the authentication and delivery of such Notes or did not hold such office(s) at the date of authentication of such Notes.

          No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Note a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual or facsimile signature of an authorized signatory, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

          The Trustee shall initially authenticate and deliver for original issuance on the Issue Date Notes in an aggregate principal amount of up to $100,000,000 upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 15.4 and Section 15.5).

          The Trustee shall act as the initial authenticating agent. Thereafter, the Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.

          The Notes shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple thereof.

     Section 2.3 Registrar, Paying Agent, and Conversion Agent.

          The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR"), an office or agency where Notes may be presented for redemption, repurchase or payment ("PAYING AGENT"), an office or agency where Notes may be presented for conversion ("CONVERSION AGENT") and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. Pursuant to Section 6.5, the Company shall at all times maintain a Registrar, Paying Agent, Conversion Agent and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served in the Borough of Manhattan, New York City. The Registrar shall keep a register of the Notes (the "REGISTER") and of their transfer and exchange.

          The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term "Paying Agent" includes any additional paying agent, including any named pursuant to
Section 6.5. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 6.5.

          The Company shall enter into an appropriate limited agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). Each such agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent, or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 9.7.

          The Company hereby initially appoints the Trustee as Registrar, Paying Agent and Conversion Agent in connection with the Notes. The initial office of the Registrar, Paying Agent and Conversion Agent shall be the office of the Trustee that is located at 100 Wall Street, Suite 1600, New York, NY 10005.

     Section 2.4 Paying Agent to Hold Assets in Trust.

          Except as otherwise provided herein, prior to 10:00 a.m., Eastern Standard time, on each due date of payments in respect of any Note, the Company shall deposit with the Paying Agent cash (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all cash held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all cash held by it to the Trustee, and to account for any funds disbursed by it, and the Trustee may at any time during the continuance of any such default, upon the written request to the Paying Agent, require such Paying Agent to forthwith pay to the Trustee all cash so held in trust. Upon doing so, the Paying Agent shall have no further liability for the cash.

     Section 2.5 Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with Section 312(a) of the TIA. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders and the Company shall otherwise comply with Section 312(a) of the TIA.

     Section 2.6 Transfer and Exchange.

          (a) Subject to compliance with any applicable additional requirements contained in Section 2.12, when a Note is presented to the Registrar with a request to register a transfer thereof or to exchange such Note for an equal principal amount of Notes of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested; provided, however, that every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a properly completed assignment form and, if applicable, a transfer certificate, each in the form included in Exhibit A attached hereto and in form satisfactory to the Registrar and each duly executed by the Holder thereof or its attorney, as may be duly authorized in writing. To permit registration of transfers and exchanges, upon surrender of any Note for registration of transfer or exchange at an office or agency maintained for such purpose pursuant to Section 2.3, the Company shall execute, and the Trustee shall authenticate, Notes of a like aggregate principal amount at the Registrar's request. Any transfer or exchange shall be without charge, except that the Company or the Registrar may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Notes from the Holder requesting such transfer or exchange.

          None of the Company, the Registrar or the Trustee shall be required to exchange or register a transfer of (i) any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed), (ii) any Notes in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased) or (iii) any Notes surrendered for conversion (except, in the case of Notes to be converted in part, the portion thereof not to be converted).

          All Notes issued upon any transfer or exchange of Notes shall be valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture, as the Notes surrendered upon such transfer or exchange.

          (b) Any Registrar appointed pursuant to Section 2.3 shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Notes upon transfer or exchange of Notes.

          (c) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note between or among Agent Members or other beneficial owners of interests in any Global Note.

     Section 2.7 Replacement Notes.

          If (a) any mutilated Note is surrendered to the Company, the Registrar or the Trustee, or (b) the Company, the Registrar and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Note, and there is delivered to the Company, the Registrar and the Trustee such security or indemnity as may be requested by them to hold each of them harmless, then, in the absence of any notice to the Company, the Registrar or the Trustee that such Note has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Note or in lieu of any such destroyed, lost or stolen Note, a new Note of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

          In case any such mutilated, destroyed, lost or stolen Note has become or is about to become due and payable, or is about to be redeemed by the Company pursuant to ARTICLE III or repurchased by the Company pursuant to ARTICLE IV or
ARTICLE V, the Company in its discretion may, instead of issuing a new Note, pay, redeem or repurchase such Note, as the case may be.

          Upon the issuance of any new Notes under this Section 2.7, the Company may require the payment of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee or the Registrar) connected therewith.

          Every new Note issued pursuant to this Section 2.7 in lieu of any mutilated, destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Notes duly issued hereunder.

          The provisions of this Section 2.7 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

     Section 2.8 Outstanding Notes; Determinations of Holders' Action.

          Notes outstanding at any time are all the Notes authenticated by the Trustee, except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.8 as not outstanding. If a
Note is replaced pursuant to Section 2.7, the replaced Note ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a bona fide purchaser unaware that such Note has been replaced.

          Subject to Section 2.12(f), a Note does not cease to be outstanding because the Company or an Affiliate thereof holds the Note; provided, however, that in determining whether the Holders of the requisite principal amount of Notes have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Notes owned by the Company or any other obligor upon the Notes or any Affiliate of the Company or such other obligor shall be disregarded (from both the numerator and the denominator) and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other Act, only Notes which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Notes outstanding at the time of such determination shall be considered in any such determination. Notes so owned which have been pledged in good faith may be regarded as outstanding for the purposes of this Section 2.8 if the pledgee shall establish to the satisfaction of the Trustee the pledgee's right to vote such Notes and that the pledgee is not the Company, any other obligor on the Notes or any Affiliate of the Company or any such other obligor. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers' Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons, and, subject to Section 9.1, the Trustee shall be entitled to accept such Officers' Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

          If the Paying Agent holds, in accordance with the terms of this Indenture, prior to 10:00 a.m., Eastern Standard time, on a Redemption Date, a Purchase Date, a Fundamental Change Purchase Date or Stated Maturity, as the case may be, cash or securities, if permitted hereunder, sufficient to pay all amounts payable in respect of Notes on that date, then on such Redemption Date, Purchase Date, Fundamental Change Purchase Date or Stated Maturity, as the case may be, such Notes shall cease to be outstanding and interest, Contingent Interest and Additional Interest, if any, on such Notes shall cease to accrue.

          If a Note is converted in accordance with ARTICLE XII, then from and after the time of conversion on the date of conversion, such Note shall cease to be outstanding and interest and Additional Interest, if any, on such Note shall cease to accrue, provided that the Company fully performs its obligations under
ARTICLE XII.

     Section 2.9 Temporary Notes.

          Pending the preparation of Certificated Notes, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Notes which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Notes in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Notes may determine, as conclusively evidenced by their execution of such Contingent Class.

          If temporary Notes are issued, the Company shall cause Certificated Notes to be prepared without unreasonable delay. After the preparation of Certificated Notes, the temporary Notes shall be exchangeable for Certificated Notes upon surrender of the temporary Notes at the office or agency of the Company designated for such purpose pursuant to Section 2.3, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Notes, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Certificated Notes of authorized denominations. Until so exchanged the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Certificated Notes.

     Section 2.10 Cancellation.

          All Notes surrendered for payment, repurchase by the Company pursuant to ARTICLE IV or ARTICLE V, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it or, if surrendered to the Trustee, shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Notes previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Notes so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to ARTICLE XII. No Notes shall be authenticated in lieu of or in exchange for any Notes cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Notes held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

     Section 2.11 Persons Deemed Owners.

          Prior to due presentment of a Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Note is registered as the owner of such Note for the purpose of receiving payment of principal of, Redemption Price, Purchase Price or Fundamental Change Purchase Price, and interest, Contingent Interest and Additional Interest, if any, on, the Note, for the purpose of receiving cash or Common Stock upon conversion and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.12 Additional Transfer and Exchange Requirements.

          (a) Transfer and Exchange of Global Notes.

          (i) Certificated Notes shall be issued in exchange for interests in the Global Notes only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Notes or if any time the Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (y) an Event of Default has occurred and is continuing and the Registrar has received a request from the Depositary that the Notes be reissued as Certificated Notes or (z) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of Certificated Notes. In any such case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Notes in an aggregate principal amount equal to the principal amount of such Global Notes in exchange therefor. Only Restricted Certificated Notes shall be issued in exchange for beneficial interests in Restricted Global Notes, and only Unrestricted Certificated Notes shall be issued in exchange for beneficial interests in Unrestricted Global Notes. Certificated Notes issued in exchange for beneficial interests in Global Notes shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Notes to the Persons in whose name such Notes are so registered. Such exchange shall be effected in accordance with the Applicable Procedures.

          (ii) Notwithstanding any other provisions of this Indenture other than the provisions set forth in Section 2.12(a)(i), a Global Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (b) Transfer and Exchange of Certificated Notes. In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes in accordance with Section 2.12(a)(i), and, on or after such event, Certificated Notes are presented by a Holder to the Registrar with a request:

          (x) to register the transfer of the Certificated Notes to a Person who will take delivery thereof in the form of Certificated Notes only; or

          (y) to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

such Registrar shall, subject to the second paragraph of Section 2.6(a), register the transfer or make the exchange as requested; provided, however, that the Certificated Notes presented or surrendered for register of transfer or exchange:

          (i) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the proviso in the first paragraph of Section 2.6(a); and

          (ii) in the case of a Restricted Certificated Note, such request shall be accompanied by the following additional information and documents, as applicable:

               (A) if such Restricted Certificated Note is being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Note is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

               (B) if such Restricted Certificated Note is being transferred to a Person the Holder reasonably believes is a QIB in compliance with Rule 144A, pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144 (if available) or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

               (C) if such Restricted Certificated Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an Institutional Accredited Investor (other than to a QIB in accordance with Rule 144A), that, prior to such transfer, furnishes to the Trustee a certificate containing certain representations and warranties by such Institutional Accredited Investor (in substantially the form set forth in Exhibit C), an opinion of counsel if required by, and in form reasonably acceptable to, the Company or the Trustee and a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate).

          (c) Transfer of a Beneficial Interest in a Restricted Global Note for a Beneficial Interest in an Unrestricted Global Note. Any Person having a beneficial interest in a Restricted Global Note may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a Person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Note. Upon receipt by the Trustee of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Restricted Global Note and the following additional information and documents in such form as is customary for the Depositary from the

Depositary or its nominee on behalf of the Person having such beneficial interest in the Restricted Global Note (all of which may be submitted by facsimile or electronically):

          (i) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); or

          (ii) if such beneficial interest is being transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate), the Trustee, as the Registrar, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Note by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Note is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Note.

          (d) Transfers of Certificated Notes for Beneficial Interests in Global Notes. In the event that Certificated Notes are issued in exchange for beneficial interests in Global Notes and, thereafter, the events or conditions specified in Section 2.12(a)(i) which required such exchange shall cease to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Notes for interests in Global Notes by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given. Thereafter, if Certificated Notes are presented by a Holder to a Registrar with a request:

          (x) to register the transfer of such Certificated Notes to a Person who will take delivery thereof in the form of a beneficial interest in a Global Note, which request shall specify whether such Global Note will be a Restricted Global Note or an Unrestricted Global Note, or

          (y) to exchange such Certificated Notes for an equal principal amount of beneficial interests in a Global Note, which beneficial interests shall be owned by the Holder transferring such Certificated Notes (provided that in the case of such an exchange, Restricted Certificated Notes may be exchanged only for Restricted Global Notes and Unrestricted Certificated Notes may be exchanged only for Unrestricted Global Notes), the Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Note and causing, or directing the Registrar to cause, the aggregate principal amount of the applicable Global Note to be increased accordingly and, if no such Global Note is then outstanding, the Company shall issue and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly) authenticate and deliver a new Global Note;

provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

                    (1) shall be duly endorsed or accompanied by a written
               instrument of transfer in accordance with the proviso in the first paragraph of Section 2.6(a);

                    (2) in the case of a Restricted Certificated Note to be
               transferred for a beneficial interest in an Unrestricted Global Note, such request shall be accompanied by the following additional information and documents, as applicable:

                    (i) if such Restricted Certificated Note is being
               transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                    (ii) if such Restricted Certificated Note is being
               transferred pursuant to the exemption from the registration requirements of the Securities Act provided by Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate);

                    (3) in the case of a Restricted Certificated Note to be
               transferred or exchanged for a beneficial interest in a Restricted Global Note, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Note is being transferred to a Person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in compliance with Rule 144A or, in the case of a transfer to an Institutional Accredited Investor (other than to a QIB in accordance with Rule 144A), by a certificate containing certain representations and warranties by such Institutional Accredited Investor (in substantially the form set forth in Exhibit C), an Opinion of Counsel if required by, and in form reasonably acceptable to, the Company or the Trustee and a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate); and

                    (4) in the case of an Unrestricted Certificated Note to be transferred or exchanged for a beneficial interest in an Unrestricted Global Note, such request need not be accompanied by any additional information or documents.

          (e) Legends.

                    (1) Except as permitted by the following paragraphs (2), (3)
               and (4), each Global Note and Certificated Note (and all Notes issued in exchange therefor or upon registration of transfer or replacement thereof) shall bear a legend in substantially the form called for by footnote 2 to

               Exhibit A (each a "TRANSFER RESTRICTED NOTE"), for so long as it is required by this Indenture to bear such legend. Each Transfer Restricted Note shall have attached thereto a certificate (a "TRANSFER CERTIFICATE") in substantially the form called for by footnote 4 to Exhibit A attached hereto.

                    (2) Upon any sale or transfer of a Transfer Restricted Note
               (x) pursuant to Rule 144 or (y) pursuant to an effective registration statement under the Securities Act:

                    (i) in the case of any Restricted Certificated Note, any
               Registrar shall permit the Holder thereof to exchange such Restricted Certificated Note for an Unrestricted Certificated Note, or (under the circumstances described in Section 2.12(d)) to transfer such Restricted Certificated Note to a transferee who shall take such Note in the form of a beneficial interest in an Unrestricted Global Note, and in each case shall rescind any restriction on the transfer of such Note; and

                    (ii) in the case of any beneficial interest in a Restricted
               Global Note, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Note and shall rescind any restriction on transfer of such beneficial interest; provided, that such Unrestricted Global Note shall continue to be subject to the provisions of Section 2.12(a)(ii).

                    (3) Upon the expiration of the holding period pursuant to
               Rule 144(k) of the Securities Act, the Company shall remove any restriction of transfer on such Note (or Applicable Stock, as the case may be), and the Company shall execute, and the Trustee shall authenticate and deliver Notes (or Common Stock, as the case may be) that do not bear such legend and that do not have a Transfer Certificate attached thereto.

                    (4) Until the expiration of the holding period applicable to sales of the Notes under Rule 144(k) of the Securities Act, a transfer of the Notes pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act or the transfer of Common Stock pursuant to Rule 144 or pursuant to an effective registration statement under the Securities Act, Common Stock issued upon conversion of the Notes shall bear the legend in substantially the form called for by Exhibit D attached hereto.

          (f) Transfers to the Company. Nothing contained in this Indenture or in the Notes shall prohibit the sale or other transfer of any Notes (including beneficial interests in Global Notes) to the Company or any of its Subsidiaries. Any Notes repurchased by the Company or any of its Subsidiaries shall be surrendered to the Trustee for cancellation and in no event may the Company reissue or resell Notes acquired by it or any of its Subsidiaries, regardless of whether Notes were acquired by redemption, repurchase or otherwise.

          (g) Amendments to Rule 144(k). Notwithstanding any other provision in this Indenture, if Rule 144(k) as promulgated under the Securities Act is amended to shorten the two-year period under Rule 144(k), then the references to "two years" in the restrictive legend of each Transfer Restricted Note (or Common Stock, as the case may be) shall be deemed to refer to such shorter period from and after receipt by the Trustee of the documents described in
Section 2.12(c) or Section 2.12(d)(2) from the Company or from a Holder of a Transfer Restricted Note (or Common Stock, as the case may be); provided that a Transfer Restricted Note (or Stock, as the case may be) shall not be deemed to refer to such shorter period if to do so would be prohibited by, or would otherwise cause a violation of, the U.S. federal securities laws applicable at the time. As soon as practicable after a Responsible Officer of the Company receives notice of the effectiveness of any such amendment to shorten the two-year period under Rule 144(k), unless causing the Transfer Restricted Notes (or Common Stock, as the case may be) to refer to such shorter period would otherwise be prohibited by, or would otherwise cause a violation of, the U.S. federal securities laws applicable at the time, the Company shall provide to the Trustee the documents described in Section 2.12(d)(2) respecting the effectiveness of such amendment.

     Section 2.13 CUSIP Numbers.

          The Company may issue the Notes with one or more "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

                                   ARTICLE III

                            REDEMPTION OF SECURITIES

     Section 3.1 The Company's Right to Redeem; Make-Whole Premium; Notice to Trustee.

          (a) On or after May 15, 2013, subject to the terms and conditions of this ARTICLE III, the Company may, at its option, redeem for cash all or a portion of the Notes at any time at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed, plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but not including the, Redemption Date.

          (b) In the event that the Company elects to redeem Notes on a date that is after any Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any), on such Interest Payment Date to the record Holder on the relevant Record Date.

          (c) If the Company elects to redeem Notes, it shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price.

     Section 3.2 Selection of Notes to Be Redeemed.

          If fewer than all of the outstanding Notes are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Notes to be redeemed by lot or on a pro rata basis or by another method the Trustee considers fair and appropriate. The Trustee shall make the selection within five (5) Business Days after it receives the notice provided for in
Section 3.1 from outstanding Notes not previously called for redemption.

          Notes and portions of Notes that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Company promptly of the Notes or portions of the Notes to be redeemed.

          Notes and portions of Notes that are to be redeemed are convertible by the Holder until 5:00 p.m., Eastern Standard time, on the second Business Day immediately preceding the Redemption Date unless the Company fails to pay the Redemption Price. If any Note selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Note so selected, the converted portion of such Note shall be deemed (so far as may be) to be the portion selected for redemption and the Trustee shall select additional Notes to be redeemed in the manner provided in the first paragraph of this Section 3.2 in an amount equal to the Notes that would have been redeemed but for their conversion prior to the termination of their conversion right. Notes which have been converted during a selection of Notes to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.3 Notice of Redemption.

          At least 30 days but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

          The notice of redemption shall identify the Notes to be redeemed and shall state:

          (a) the Redemption Date;

          (b) the Redemption Price;

          (c) the Conversion Rate;

          (d) the name and address of the Paying Agent and Conversion Agent;

          (e) that Notes called for redemption may be converted at any time prior to 5:00 p.m., Eastern Standard time, on the second Business Day preceding the Redemption Date;

          (f) that Holders who want to convert their Notes must satisfy the requirements set forth in ARTICLE XII;

          (g) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

          (h) if fewer than all of the outstanding Notes are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Notes to be redeemed;

          (i) that, unless the Company defaults in making payment of such Redemption Price and interest (including Contingent Interest and Additional Interest, if any), on Notes called for redemption shall cease to accrue on and after the Redemption Date and that all other rights of Holders will terminate;

          (j) the CUSIP number(s) of the Notes; and

          (k) any other information the Company wants to present.

          At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five (5) Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.3; provided, further, that the text of the notice of redemption shall be prepared by the Company.

     Section 3.4 Effect of Notice of Redemption.

          Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes which are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price.

     Section 3.5 Deposit of Redemption Price.

          Prior to 10:00 a.m., Eastern Standard time, on the applicable Redemption Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on the Redemption
Date) sufficient to pay the aggregate Redemption Price of all Notes or portions thereof which are to be redeemed as of such Redemption Date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted.

          If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., Eastern Standard time, on the applicable Redemption Date, cash sufficient to pay the

Redemption Price of any Notes for which notice of redemption is given, then, on such Redemption Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any), on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Notes).

     Section 3.6 Notes Redeemed in Part.

          Any Certificated Note which is to be redeemed only in part shall be surrendered at the office of the Paying Agent and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination as requested by such Holder in aggregate principal amount equal to the unredeemed portion of the Note surrendered.

          With respect to any Global Note which is to be redeemed only in part, promptly after the Redemption Date the Trustee may make a notation upon such Global Note to reduce the principal amount of the Global Note by the amount of Notes redeemed in part.

     Section 3.7 Repayment to the Company.

          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.5 exceeds the aggregate Redemption Price of the Notes or portions thereof which the Company is redeeming as of the Redemption Date, then, promptly after the Redemption Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

     Section 3.8 No Sinking Fund.

          The Notes shall not have a sinking fund.

                                   ARTICLE IV

               PURCHASE AT THE OPTION OF HOLDERS ON SPECIFIC DATES

     Section 4.1 Optional Put.

          (a) Subject to the provisions of this ARTICLE IV, each Holder shall have the right, at the Holder's option, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase, all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 4.1, on each of May 15, 2013, May 15, 2016 and May 15, 2021 (each a "PURCHASE DATE"). The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Purchase Date (the "PURCHASE Price"). In the event that a Purchase Date is a date that is after any Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest, Contingent Interest and Additional Interest, if any, to the holder of the repurchased Note and not the Holder on the Record Date.

          (b) On or before the 22nd Business Day prior to each Purchase Date, the Company shall mail a written notice of the purchase right by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as a Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and shall cause such notice to be mailed to beneficial owners to the extent required by applicable law. The notice shall include a form of Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

          (i) the date by which the Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 4.1;

          (ii) the Purchase Date;

          (iii) the Purchase Price;

          (iv) the name and address of the Paying Agent and the Conversion
     Agent;

          (v) briefly, the conversion rights of the Notes, if any, and that the Holder must satisfy the requirements set forth in this Indenture in order to convert the Notes;

          (vi) the Conversion Rate and any adjustments thereto;

          (vii) that the Notes as to which a Purchase Notice has been given may be converted into Common Stock if they are otherwise convertible pursuant to ARTICLE XII of this Indenture only if the Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (viii) that the Notes must be surrendered to the Paying Agent to collect payment;

          (ix) that the Purchase Price for any Notes as to which a Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Purchase Date and the time of surrender of such Notes as described in Section 4.1(b)(viii);

          (x) the procedures the Holder must follow to exercise its rights under this Section 4.1 and a brief description of such rights;

          (xi) the procedures for withdrawing a Purchase Notice, including a form of notice of withdrawal;

          (xii) that, unless the Company defaults in making payment of such Purchase Price, interest (including Contingent Interest or Additional Interest, if any), on Notes surrendered for purchase by the Company shall cease to accrue on and after the Purchase Date; and

          (xiii) the CUSIP number(s) of the Notes.

          At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 4.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

          If any of the Notes are in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the purchase of Global Notes.

          Simultaneously with delivering the written notice pursuant to this
Section 4.1(b), the Company shall issue a Public Notice containing all information specified in such written notice.

          (c) A Holder may exercise its rights specified in Section 4.1(a) upon delivery of a written notice (which, in the case of Certificated Notes, shall be in substantially the form included on the reverse side of the Notes entitled "Option of Holder to Elect Purchase" and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, shall be a notice delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "PURCHASE NOTICE") to the Paying Agent at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until 5:00 p.m., Eastern Standard time, on the second Business Day prior to such Purchase Date.

          The Purchase Notice delivered by a Holder shall state (i) the relevant Purchase Date, (ii) if Certificated Notes have been issued, the certificate number or numbers of the Note or Notes which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (iii) the portion of the principal amount of the Note which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and (iv) that such Note shall be purchased pursuant to the terms and conditions specified in the Notes and this Indenture.

          Delivery of a Note to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the applicable Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent is a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 4.1 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice, as determined by the Company.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 4.1, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of this Indenture that apply to the purchase of all of a Note pursuant to Section 4.1 through Section 4.7 also apply to the purchase of such portion of such Note.

          The Paying Agent shall promptly notify the Company of the receipt by it of any Purchase Notice or written withdrawal thereof.

          Anything herein to the contrary notwithstanding, in the case of Global Notes, any Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

     Section 4.2 Effect of Purchase Notice; Withdrawal of Purchase Notice.

          (a) Upon receipt by the Paying Agent of the Purchase Notice specified in Section 4.1(c), the Holder of the Note in respect of which such Purchase Notice was given shall (unless such Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Purchase Price with respect to such Note. Such Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (a) the Purchase Date with respect to such Note (provided the conditions in Section 4.1(c) have been satisfied) and (b) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 4.1(c). Notes in respect of which a Purchase Notice has been given by the Holder thereof may not be converted pursuant to
ARTICLE XII on or after the date of the delivery of such Purchase Notice unless such Purchase Notice has first been validly withdrawn as specified in the following paragraph.

          (b) A Purchase Notice may be withdrawn by means of a written notice (which, in the case of Certificated Notes, may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to 5:00 p.m., Eastern Standard time, on the Business Day immediately prior to the Purchase Date, specifying (a) the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted, (b) if Certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, such notice must comply with Applicable Procedures, and (c) the principal amount, if any, which remains subject to the Purchase Notice. If a Purchase Notice has been properly withdrawn pursuant to this Section 4.2(b) prior to the Purchase Date, the Company shall not be obligated to purchase those Notes so identified in such notice of withdrawal.

     Section 4.3 Deposit of Purchase Price.

          Prior to 10:00 a.m., Eastern Standard time, on the Business Day following the applicable Purchase Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Purchase Price of all the Notes or portions thereof which are to be purchased as of such Purchase Date.

          If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., Eastern Standard time, on the applicable Purchase Date (or such date specified in the preceding paragraph), cash sufficient to pay the Purchase Price of any Notes for which a Purchase Notice has been tendered and not withdrawn pursuant to Section 4.2(b), then, on such Purchase Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the Paying Agent), and all other rights of the Holders will terminate (other than the right to receive the Purchase Price upon delivery or transfer of the Notes).

          The Company shall issue a Public Notice of the aggregate principal amount of Notes purchased on the applicable Purchase Date on such date or as soon as practicable thereafter.

     Section 4.4 Notes Purchased in Part.

          Any Certificated Note which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the applicable Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

          With respect to any Global Note which is to be purchased only in part, promptly after the applicable Purchase Date the Trustee may make a notation upon such Global Note to reduce the principal amount of the Global Note by the amount of Notes purchased in part.

     Section 4.5 Covenant to Comply With Securities Laws Upon Purchase of Notes.

          When complying with the provisions of ARTICLE IV, and subject to any exemptions available under applicable law as determined by the Company at such time, the Company shall:

          (a) if such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase,
(i) if applicable, comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act; and

          (b) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this ARTICLE IV to be exercised in the time and in the manner specified therein.

     Section 4.6 Repayment to the Company.

          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 4.3 exceeds the aggregate Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the applicable Purchase Date, then, promptly after such Purchase Date, the Paying Agent shall return any such excess to the Company, together with interest, if any, thereon.

     Section 4.7 No Purchase Upon Event of Default.

          There shall be no purchase of any Notes pursuant to this ARTICLE IV if there has occurred (prior to, on or after, as the case may be, the giving by each of the Holders of such Notes of the required Purchase Notice but, in any event, prior to the applicable Purchase Date) and is continuing, as of such Purchase Date, an Event of Default (other than a default that is cured by the payment of the Purchase Price with respect to such Notes). The Paying Agent shall promptly return to the respective Holders thereof any Notes (a) with respect to which a Purchase Notice has been delivered in compliance with this Indenture, or (b) held by it during the continuance of an Event of Default (other than a default that is cured by the payment of the Purchase Price with respect to such Notes), in which case, upon such return, the Purchase Notice with respect thereto shall be deemed to have been withdrawn.

                                    ARTICLE V

                        PURCHASE AT THE OPTION OF HOLDERS
                            UPON A FUNDAMENTAL CHANGE

     Section 5.1 Fundamental Change Put.

          (a) In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder's option, but subject to the provisions of this Section 5.1, to require the Company to purchase, and upon the exercise of such right, the Company shall purchase for cash, all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, as directed by such Holder pursuant to this Section 5.1, on the date designated by the Company (the "FUNDAMENTAL CHANGE PURCHASE DATE") that is a Business Day no later than 20 Business Days after the date of notice pursuant to Section 5.1(b) of the occurrence of a Fundamental Change (subject to extension to comply with applicable law). The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date (the "FUNDAMENTAL CHANGE PURCHASE PRICE"). In the event that a Fundamental Change Purchase Date is a date that is after any Record Date but on or before the corresponding Interest Payment Date, the Company shall be required to pay accrued and unpaid interest, Contingent Interest and Additional Interest, if any, to the holder of the repurchased Note and not the Holder on the Record Date.

          (b) On or before the 30th day after the occurrence of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change by first class mail to the Trustee (and the Paying Agent if the Trustee is not then acting as Paying Agent) and to each Holder at its address shown in the Register of the Registrar, and to beneficial owners as required by applicable law. The notice shall include a form of Fundamental Change Purchase Notice to be completed by the Holder and shall briefly state, as applicable:

          (i) the date of such Fundamental Change and, briefly, the events causing such Fundamental Change;

          (ii) the date by which the Fundamental Change Purchase Notice must be delivered to the Paying Agent in order for a Holder to exercise the purchase right pursuant to this Section 5.1;

          (iii) the Fundamental Change Purchase Date;

          (iv) the Fundamental Change Purchase Price;

          (v) the name and address of the Paying Agent and Conversion Agent;

          (vi) briefly, the conversion rights of the Notes, and that the Holder must satisfy the requirements set forth in this Indenture in order to convert the Notes;

          (vii) the Conversion Rate and any adjustment to the Conversion Rate, temporary or permanent, that will result from the Fundamental Change;

          (viii) that the Notes as to which a Fundamental Change Purchase Notice has been given may be converted into Common Stock pursuant to ARTICLE XII of this Indenture only if the Fundamental Change Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

          (ix) that the Notes must be surrendered to the Paying Agent to collect payment;

          (x) that the Fundamental Change Purchase Price for any Note as to which a Fundamental Change Purchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Fundamental Change Purchase Date and the time of surrender of such Note as described in
     Section 5.1(b)(ix);

          (xi) the procedures the Holder must follow to exercise rights under this Section 5.1 and a brief description of such rights;

          (xii) the procedures for withdrawing a Fundamental Change Purchase Notice, including a form of notice of withdrawal;

          (xiii) that, unless the Company defaults in making payment of such Fundamental Change Purchase Price, interest (including Contingent Interest and Additional Interest, if any) on Notes surrendered for purchase by the Company shall cease to accrue on and after the Fundamental Change Purchase Date; and

          (xiv) the CUSIP number(s) of the Notes.

          At the Company's request, the Trustee shall give the notice of purchase right in the Company's name and at the Company's expense; provided, however, that the Company makes such request at least five Business Days (unless a shorter period shall be satisfactory to the Trustee) prior to the date by which such notice of purchase right must be given to the Holders in accordance with this Section 5.1(b); provided, further, that the text of the notice of purchase right shall be prepared by the Company.

          If any of the Notes is in the form of a Global Note, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures.

          Simultaneously with delivering the written notice pursuant to this
Section 5.1(b), the Company shall issue a Public Notice containing all information in such written notice.

          (c) A Holder may exercise its rights specified in clause (a) of this
Section 5.1 upon delivery of a written notice (which, in the case of Certificated Notes, shall be in substantially the form included on the reverse side of the Notes entitled "Option of Holder to Elect Purchase" and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "FUNDAMENTAL CHANGE PURCHASE Notice") to the Paying Agent at any time on or before the Fundamental Change Purchase Date (subject to extension to comply with applicable law).

          The Fundamental Change Purchase Notice delivered by a Holder shall state (i) if Certificated Notes have been issued, the certificate number or numbers of the Note or Notes which the Holder shall deliver to be purchased (if not certificated, the notice must comply with Applicable Procedures), (ii) the portion of the principal amount of the Note which the Holder shall deliver to be purchased, which portion must be $1,000 or an integral multiple thereof, and
(iii) that such Note shall be purchased by the Company pursuant to the terms and conditions specified in the Notes and this Indenture.

          Delivery of a Note (together with all necessary endorsements) to the Paying Agent by book-entry transfer or physical delivery prior to, on or after the Fundamental Change Purchase Date at the offices of the Paying Agent is a condition to receipt by the Holder of the Fundamental Change Purchase Price therefor; provided, however, that such Fundamental Change Purchase Price shall be so paid pursuant to this Section 5.1 only if the Note so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Fundamental Change Purchase Notice, as determined by the Company.

          The Company shall purchase from the Holder thereof, pursuant to this
Section 5.1, a portion of a Note if the principal amount of such portion is $1,000 or an integral multiple thereof. Provisions of the Indenture that apply to the purchase of all of a Note also apply to the purchase of such portion of such Note.

          A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Purchase Notice or written withdrawal thereof.

          Anything herein to the contrary notwithstanding, in the case of Global Notes, any Fundamental Change Purchase Notice may be delivered or withdrawn and such Notes may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

          (d) Notwithstanding the foregoing provisions of this Section 5.1, the Company shall not be required to issue a Fundamental Change Purchase Notice upon a Fundamental Change if a third party (i) issues a Fundamental Change Purchase Notice in the manner, at the times and otherwise in compliance with the requirements set forth in Section 5.1(b) applicable to a Fundamental Change Purchase Notice made by the Company and otherwise complies with the provisions of this ARTICLE V as if it were the Company, and (ii) purchases and pays for all Notes validly tendered and not withdrawn pursuant to such Fundamental Change Purchase Notice.

          (e) The Trustee and the Paying Agent shall be under no obligation to ascertain the occurrence of a Fundamental Change or to give notice with respect thereto. The Trustee and the Paying Agent may conclusively assume, in the absence of written notice to the contrary from the Company, or an order from a court of competent jurisdiction, that no Fundamental Change has occurred.

     Section 5.2 Effect of Fundamental Change Purchase Notice; Withdrawal of Fundamental Change Purchase Notice.

          (a) Upon receipt by the Paying Agent of the Fundamental Change Purchase Notice specified in Section 5.1(c), the Holder of the Note in respect of which such Fundamental Change Purchase Notice was given shall (unless such Fundamental Change Purchase Notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive the Fundamental Change Purchase Price with respect to such Note. Such Fundamental Change Purchase Price shall be paid to such Holder, subject to receipt of cash by the Paying Agent, promptly following the later of (i) the Fundamental Change Purchase Date with respect to such Note (provided the conditions in Section 5.1(c) have been satisfied) and
(ii) the time of book-entry transfer or delivery of such Note to the Paying Agent by the Holder thereof in the manner required by Section 5.1(c). Notes in respect of which a Fundamental Change Purchase Notice has been given by the Holder thereof may not be converted pursuant to ARTICLE XII on or after the date of the delivery of such Fundamental Change Purchase Notice unless such Fundamental Change Purchase Notice has first been validly withdrawn as specified in the following paragraph.

          (b) A Fundamental Change Purchase Notice may be withdrawn by means of a written notice (which, in the case of Certificated Notes, may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Notes, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of withdrawal delivered by the Holder to the Paying Agent at any time prior to 5:00 p.m., Eastern Standard time, on the Business Day immediately prior to the Fundamental Change Purchase Date (or such later time as may be required by applicable law), specifying (i) the principal amount of the Note or portion thereof (which must be a principal amount of $1,000 or an integral multiple thereof) with respect to which such notice of withdrawal is being submitted,
(ii) if certificated Notes have been issued, the certificate numbers of the withdrawn Notes, or if not certificated, such notice must comply with Applicable Procedures, and (iii) the principal amount, if any, which remains subject to the Fundamental Change Purchase Notice. If a Fundamental Change Purchase Notice has been properly withdrawn pursuant to this Section 5.2(b) prior to the Fundamental Change Purchase Date, the Company shall not be obligated to purchase those Notes so identified in such notice of withdrawal.

     Section 5.3 Deposit of Fundamental Change Purchase Price.

          Prior to 10:00 a.m., Eastern Standard time, on the applicable Fundamental Change Purchase Date, the Company shall irrevocably deposit with the Paying Agent an amount of cash (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Fundamental Change Purchase Price of all the Notes or portions thereof which are to be purchased as of such Fundamental Change Purchase Date.

          If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., Eastern Standard time, on the applicable Fundamental Change Purchase Date, cash sufficient to pay the Fundamental Change Purchase Price of any Notes for which a Fundamental Change Purchase Notice has been tendered and not withdrawn pursuant to Section 5.2(b), then, on such Fundamental Change Purchase Date, such Notes shall cease to be outstanding and interest, Contingent Interest and Additional Interest, if any, on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Fundamental Change Purchase Price upon delivery of such Notes).

          The Company shall issue a Public Notice of the aggregate principal amount of Notes purchased as a result of such Fundamental Change on or as soon as practicable after the Fundamental Change Purchase Date.

     Section 5.4 Notes Purchased in Part.

          Any Certificated Note that is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and promptly after the Fundamental Change Purchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Note, without charge, a new Note or Notes, of any authorized denomination or denominations as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Note so surrendered that is not purchased.

          With respect to any Global Note which is to be purchased only in part, promptly after the applicable Fundamental Change Purchase Date the Trustee may make a notation upon such Global Note to reduce the principal amount of the Global Note by the amount of Notes purchased in part.

     Section 5.5 Covenant to Comply With Securities Laws Upon Purchase of Notes.

          When complying with the provisions of this ARTICLE V, and subject to any exemptions available under applicable law as determined by the Company at such time, the Company shall:

          (a) if such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase,
(i) if applicable, comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act and (ii) file the related Schedule TO (or any successor schedule, form or report) if required under the Exchange Act; and

          (b) otherwise comply with all applicable federal and state securities laws so as to permit the rights and obligations under this ARTICLE V to be exercised in the time and in the manner specified therein.

     Section 5.6 Repayment to the Company.

          To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 5.3 exceeds the aggregate Fundamental Change Purchase Price of the Notes or portions thereof which the Company is obligated to purchase as of the Fundamental Change Purchase Date then, promptly after the Fundamental Change Purchase Date, the Paying Agent shall return any such excess to the Company together with interest, if any, thereon.

                                   ARTICLE VI

                                    COVENANTS

     Section 6.1 Payment of Notes.

          The Company shall pay interest (including Contingent Interest, if any) on the Notes as provided in the Notes. The Company shall promptly make all payments in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Principal, Redemption Price, Purchase Price and Fundamental Change Purchase Price and accrued and unpaid interest (including Contingent Interest, if any) shall be considered paid on the applicable date due if by 10:00 a.m., Eastern Standard time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue principal and overdue installments of interest (including Contingent Interest, if any) at the rate borne by the Notes per annum. In addition, pursuant to the Registration Rights Agreement, the Company shall pay Additional Interest, if any, on the Notes on the dates and in the manner provided in the Notes and this Indenture, including as set forth in Section 6.9 hereof.

          Payment of the principal of and interest (including Contingent Interest and Additional Interest, if any) on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Subject to Section 4.1 and Section 5.1, the Company shall pay interest (including Contingent Interest and Additional Interest, if any) on the Notes to the Person in whose name the Notes are registered at the close of business on the Record Date next preceding the corresponding Interest Payment Date. Any such interest (including Contingent Interest and Additional Interest, if any) not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Record Date and may be paid (a) to the Person in whose name the Notes are registered at the close of business on a special record date ("SPECIAL RECORD DATE") for the payment of such defaulted interest (including Contingent Interest and Additional Interest, if any) to be fixed by the Trustee, notice whereof shall be given to the Holders not less than 10 days prior to such Special Record Date or (b) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

          The Holder must surrender the Notes to the Paying Agent to collect payment of principal. Payment of cash interest (including Contingent Interest and Additional Interest, if any) on Certificated Notes in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of cash interest (including Contingent Interest and Additional Interest, if any) on Certificated Notes in aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds at the election of such Holder if requested in writing at least 10 Business Days prior to the relevant Interest Payment Date and otherwise by check mailed as aforesaid. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. At the Stated Maturity, interest (including Contingent Interest and Additional Interest, if any) on Certificated Notes will be payable at the office or agency of the Company described in Section 6.5 herein.

     Section 6.2 SEC and Other Reports to the Trustee.

          Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Trustee and the Holders of Notes within the time periods specified in the SEC's rules and regulations:

          (1) all quarterly and annual reports that would be required to be filed with the SEC on Forms l0-Q and 10-K if the Company were required to file such reports; and

          (2) all current reports that would be required to be filed with the SEC or Form 8-K if the Company were required to file such reports.

          All such reports shall be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K shall include a report on the Company's consolidated financial statements by the Company's independent registered public accounting firm. In addition, the Company shall file a copy of each of the reports referred to in clauses (1) and (2) above with the SEC for public availability within the time periods specified in the rules and regulations applicable to such reports (unless the SEC will not accept such a filing) and shall post the reports on its website within those time periods.

          If at any time the Company is no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the Company shall nevertheless continue filing the reports specified in this Section 6.2 with the SEC within the time periods specified above unless the SEC will not accept such a filing. If, notwithstanding the foregoing, the SEC will not accept the Company's filings for any reason, the Company shall post the reports referred to in the preceding paragraphs on its website within the time periods that would apply if the Company were required to file those reports with the SEC.

          The Company also shall comply with the other provisions of TIA Section 314(a). Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely conclusively on Officers' Certificates). The Trustee shall have no duty or responsibility to review such reports, information or documents.

     Section 6.3 Compliance Certificate.

          The Company and each Guarantor (to the extent that such Guarantor is so required under the TIA) shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto).

     Section 6.4 Further Instruments and Acts.

          Upon request of the Trustee, or as otherwise necessary, the Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 6.5 Maintenance of Office or Agency of the Trustee, Registrar, Paying Agent and Conversion Agent.

          The Company shall maintain in the Borough of Manhattan, New York, New York, an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer, exchange, redemption, repurchase or conversion and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The office of the Trustee located at 100 Wall Street, Suite 1600, New York, NY 10005 shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 15.2.

          The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, New York, New York, for such purposes.

     Section 6.6 Delivery of Information Required Under Rule 144A.

          Prior to the expiration of the holding period applicable to sales of the Notes (and the shares of Common Stock issued upon conversion thereof) under Rule 144(k) of the Securities Act (or any successor provision), upon the request of a Holder or any beneficial owner of Notes or holder or beneficial owner of Common Stock issued upon conversion thereof, the Company shall, during any period in which it is not subject to Section 13 or 15(d) of the Exchange Act, promptly furnish or cause to be furnished the information required pursuant to Rule 144A(d)(4) under the Securities Act to such Holder or any beneficial owner of Notes or holder or beneficial owner of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security.

     Section 6.7 Waiver of Stay, Extension or Usury Laws.

          The Company and each of the Guarantors covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount, Redemption Price, Purchase Price or Fundamental Change Purchase Price in respect of the Notes, or any interest (including Contingent Interest and Additional Interest, if any) on such amounts, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company and each of the Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

     Section 6.8 Statement by Officers as to Default.

          The Company shall deliver to the Trustee, as soon as practicable and in any event within five Business Days after the Company becomes aware of the occurrence of any Default or Event of Default, an Officers' Certificate setting forth the details of such Default or Event of Default and the action which the Company proposes to take with respect thereto.

     Section 6.9 Additional Interest.

          The Company shall pay Additional Interest, if any, on the Notes as required by the Registration Rights Agreement and as provided in the Notes and this Indenture. The Company shall promptly make all payments of Additional Interest in respect of the Notes on the dates and in the manner provided in the Notes or pursuant to this Indenture. Additional Interest, if any, shall be considered paid on the applicable date due if either (a) by 11:00 a.m., Eastern Standard time, on such date the Paying Agent holds, in accordance with this Indenture, cash sufficient to pay all such amounts then due or (b) on such date, any Holder to whom Additional Interest is owed has received a check in an amount sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest on overdue Additional Interest, if any, at the rate borne by the Notes per annum.

          Payment of Additional Interest, if any, on the Notes shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          Subject to Section 4.1 and Section 5.1, the Company shall pay Additional Interest, if any, in cash semiannually in arrears on May 15 and November 15 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "ADDITIONAL INTEREST PAYMENT DATE") solely to Holders to whom such Additional Interest is owed pursuant to the Registration Rights Agreement. Payment of Additional Interest, if any, will be made, at the Company's option, either (a) by check mailed to the Holders at their addresses set forth on the Notice and Questionnaire (as defined in the Registration Rights Agreement) delivered to the Company in accordance with the provisions of the Registration Rights Agreement or (b) pursuant to the applicable procedures of DTC. Any such Additional Interest, if any, not so punctually paid or duly provided for shall forthwith cease to be payable to such Holder on such Additional Interest Payment Date and may be paid (a) by check mailed to Holders entitled to receive Additional Interest to their addresses set forth in the Notice and Questionnaire, (b) to the Person in whose name the Notes are registered at the close of business on a special record date for the payment of such defaulted Additional Interest, if any, to be fixed by the Trustee, notice whereof to be given to such Holders not less than 10 days prior to such special record date or (c) at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange.

          If Additional Interest is payable by the Company pursuant to the Registration Rights Agreement, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of such Additional Interest that is payable and (ii) the date on which such Additional Interest is payable. Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no such Additional Interest is payable.

     Section 6.10 Additional Subsidiary Guarantees.

          If the Company or Guarantor acquires or creates another Domestic Subsidiary after the date of this Indenture, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a supplemental indenture in substantially the form attached hereto as Exhibit E and deliver an Opinion of Counsel reasonably satisfactory to the Trustee within 10 Business Days of the date on which it was acquired or created, provided that any Domestic Subsidiary that constitutes an Immaterial Subsidiary need not become a Guarantor until such time as it ceases to be an Immaterial Subsidiary. In addition, any future or existing Subsidiary of the Company shall become a Guarantor if and for so long as such Subsidiary, directly or indirectly, creates, incurs, assumes, guarantees or otherwise becomes directly or indirectly liable, contingently or otherwise, with respect to any Indebtedness of the Company. The form of such Subsidiary Guarantee is attached as Exhibit B hereto.

     Section 6.11 Contingent Debt Tax Treatment.

          The Company agrees, and, by acceptance of a Note, each beneficial holder of a Note will be deemed to have agreed, for U.S. federal income tax purposes, that (i) the Notes are contingent payment debt instruments as defined in Treasury Regulations Section 1.1275-4(b), (ii) each beneficial holder shall be bound by the Company's application of the Treasury Regulations to the Notes, including the Company's determination that the rate at which interest will be deemed to accrue on the Notes for U.S. federal income tax purposes will be 7.75% compounded semi-annually, which is the rate comparable to the rate at which the Company would borrow on a noncontingent, nonconvertible basis with terms and conditions otherwise comparable to the Notes, (iii) each beneficial holder shall use the projected payment schedule with respect to the Notes determined by the Company, as required by Treasury Regulations Section 1.1275-4(b)(4)(iv), to determine its interest accruals and adjustments as provided in Treasury Regulations Section 1.1275-4(b), and (iv) the Company and each beneficial holder will not take any position on a tax return inconsistent with (i), (ii), or
(iii), unless required by applicable law.

                                   ARTICLE VII

                              SUCCESSOR CORPORATION

     Section 7.1 When Company May Merge or Transfer Assets.

          (a) The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, unless:

          (i) either (A) the Company is the surviving corporation or (B) the resulting, surviving or transferee Person is organized and validly existing under the laws of the United States, any State thereof or the District of Columbia;

          (ii) the Person formed by or surviving any such consolidation or merger (if other than the Company) assumes all of the Company's obligations under the Notes, this Indenture and the Registration Rights Agreement under a supplemental indenture in a form reasonably satisfactory to the Trustee;

          (iii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale, lease or other disposition and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this ARTICLE VII and that all conditions precedent herein provided for relating to such transaction have been satisfied; and

          (v) each Guarantor shall have confirmed in writing that its Subsidiary Guarantee shall continue to apply to the obligations of the Company or the surviving Person in accordance with the Notes and the Indenture.

          (b) The successor Person formed by any consolidation or into which the Company is merged or the successor Person to which such conveyance, transfer, sale, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Company under this Indenture with the same effect as if such successor had been named as the Company herein; and thereafter, except in the case of a lease, the Company shall be discharged from all obligations and covenants under this Indenture, the Notes and the Registration Rights Agreement. Subject to Section 11.6, the Company, the Trustee and the successor Person shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person and such discharge and release of the Company.

                                  ARTICLE VIII

                              DEFAULTS AND REMEDIES

     Section 8.1 Events of Default.

          So long as any Notes are outstanding, each of the following shall be an "EVENT OF DEFAULT":

          (a) default for 30 days in the payment when due of interest (including Contingent Interest and Additional Interest, if any) on the Notes;

          (b) default in the payment when due (at maturity, upon redemption or acceleration or otherwise) of the principal of, or premium, if any, on, the Notes;

          (c) the failure by the Company to convert any portion of any Note following the exercise by the Holder of the right to convert such Note into cash or a combination of cash and Common Stock pursuant to and in accordance with
ARTICLE XII;

          (d) the failure by the Company to redeem any Note, or any portion thereof, called for redemption by the Company pursuant to and in accordance with
ARTICLE III;

          (e) the failure by the Company to provide notice in the event of a Fundamental Change in accordance with Section 5.1(b) within five days of the date required;

          (f) other than as set forth in clause (e) above, the failure of the Company or a Guarantor to comply with any of the provisions set forth in ARTICLE IV, ARTICLE V and ARTICLE VII;

          (g) failure by the Company or any Guarantor for 30 days after notice to comply with any of the other agreements in this Indenture;

          (h) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness by the Company or any Guarantor (or the payment of which is guaranteed by the Company or any Guarantor) whether such Indebtedness or Guarantee now exists, or is created after the date on which Notes are first issued hereunder, if that default:

          (i) is caused by a failure to pay principal of, or interest or premium, if any on, such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "PAYMENT DEFAULT"); or

          (ii) results in the acceleration of such Indebtedness prior to its Stated Maturity,

and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the Stated Maturity of which has been so accelerated, aggregates $10,000,000 or more;

          (i) failure by the Company or any Guarantor to pay final judgments entered by a court or courts of competent jurisdiction, aggregating in excess of $10,000,000, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable;

          (j) the Company or any Significant Subsidiary, or any group of two or more Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary, pursuant to or under or within the meaning of any Bankruptcy Law:

          (i) commences a voluntary case;

          (ii) consents to the entry of any order for relief against it in an involuntary case;

          (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property;

          (iv) makes a general assignment for the benefit of its creditors; or

          (v) generally is not paying its debts as they become due.

          (k) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

          (i) is for relief against the Company or any Guarantor that is a Significant Subsidiary in an involuntary case;

          (ii) appoints a Custodian of the Company or any Guarantor that is a Significant Subsidiary or for all or substantially all of the property of the Company or any Guarantor that is a Significant Subsidiary; or

          (iii) orders the liquidation of the Company or any Guarantor that is a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days; and

          (l) except as permitted by this Indenture, any Subsidiary Guarantee shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Subsidiary Guarantee.

     Section 8.2 Acceleration.

          In the case of an Event of Default arising from clause (j) or (k) of
Section 8.1, with respect to the Company, any Guarantor of the Company that is a Significant Subsidiary or any group of Guarantors of the Company that, taken together, would constitute a Significant Subsidiary, all outstanding Notes shall become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the Company (and to the Trustee if given by Holders).

          Notwithstanding the foregoing, if an Event of Default specified in clause (h) of Section 8.1 shall have occurred and be continuing, such Event of Default and any consequential acceleration shall be automatically rescinded if
(i) the Indebtedness that is the subject of such Event of Default has been repaid, or (ii) if the default relating to such Indebtedness is waived or cured and if such Indebtedness has been accelerated, then the Holders thereof have rescinded their declaration of acceleration in respect of such Indebtedness.

          Any such declaration with respect to the Notes may be rescinded and annulled by the Holders of a majority in aggregate principal amount at maturity of the outstanding Notes by written notice to the Trustee, except a continuing Default or Event of Default in the payment of principal of, or interest (including Contingent Interest and Additional Interest, if any) on, the Notes, if (i) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default have been cured or waived except nonpayment of principal of or interest on the Notes that has become due solely by such declaration of acceleration, (iii) to the extent the payment of such interest is lawful, interest (at the same rate specified in the Notes) on overdue installments of interest and overdue payments of principal, which has become due otherwise than by such declaration of acceleration, has been paid, (iv) the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances and (v) in the event of the cure or waiver of a Default or Event of Default of the type described in Section 8.1(j) or (k), the Trustee has received an Officers' Certificate and Opinion of Counsel that such Default or Event of Default has been cured or waived. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

     Section 8.3 Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may, but shall not be obligated to, pursue any available remedy to collect the payment of the principal plus accrued and unpaid interest (including Contingent Interests and Additional Interest, if any) on the Notes or to enforce the performance of any provision of the Notes or this Indenture.

          The Trustee may maintain a proceeding even if the Trustee does not possess any of the Notes or does not produce any of the Notes in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 8.4 Waiver of Past Defaults; Rescission of Acceleration.

          Subject to Section 11.2 and in any event in accordance with the conditions set forth in the last paragraph of Section 8.2, Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of principal, interest (including Contingent Interest and Additional Interest, if any), Redemption Price, Purchase Price or Fundamental Change Purchase Price on any Note; provided that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration, so long as such acceleration was not the result of a payment default. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

     Section 8.5 Control by Majority.

          The Holders of a majority in aggregate principal amount of the Notes at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of other Holders or that may involve the Trustee in Personal liability. This Section 8.5 shall be in lieu of
Section 316(a)1(A) of the TIA and such Section 316(a)1(A) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 8.6 Limitation on Suits.

          In case an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers hereunder at the request or direction of any Holders of Notes unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium, if any, interest, Contingent Interest, or Additional Interest, if any, when due, no Holder of Notes may pursue any remedy with respect to this Indenture or such Notes unless:

          (a) such Holder has previously given the Trustee notice that an Event of Default is continuing;

          (b) Holders of at least 25% in aggregate principal amount of the outstanding Notes have requested the Trustee to pursue the remedy;

          (c) such Holders have offered the Trustee reasonable security or indemnity satisfactory to it against any loss, liability or expense;

          (d) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

          (e) Holders of a majority in aggregate principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

          A Holder may not use this Indenture to prejudice the rights of any other Holder or to obtain a preference or priority over any other Holder.

     Section 8.7 Rights of Holders to Receive Payment or to Convert.

          Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest, Contingent Interest and Additional Interest, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and in this Indenture, and to convert such Notes in accordance with ARTICLE XII, or to bring suit for the enforcement of any such payment on or after such respective dates or the right to convert, is absolute and unconditional and shall not be impaired or affected adversely without the consent of such Holder.

     Section 8.8 Collection Suit by Trustee.

          If an Event of Default described in Section 8.1(a), Section 8.1(b),
Section 8.1(d) or Section 8.1(f) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or another obligor on the Notes for the whole amount owing with respect to the Notes and the amounts provided for in Section 9.7.

     Section 8.9 Trustee May File Proofs of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and (irrespective of whether the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest, Contingent Interest and Additional Interest, if any, in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the

Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 9.7 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 9.7 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 8.10 Priorities.

          If the Trustee collects any money pursuant to this ARTICLE VIII, it shall pay out the money in the following order:

          FIRST: to the Trustee (including any predecessor Trustee), its agents and attorneys for amounts due under Section 9.7 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

          SECOND: to Holders for amounts due and unpaid on the Notes for the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price, interest (including Contingent Interest and Additional Interest, if any), as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

          THIRD: the balance, if any, to the Company.

          The Trustee may fix a Record Date and payment date for any payment to Holders pursuant to this Section 8.10. At least 10 days prior to such Record Date, the Trustee shall mail to each Holder and the Company a notice that states the Record Date, the payment date and the amount to be paid.

     Section 8.11 Undertaking for Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 8.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 8.7 or a suit by Holders of more than 10% in aggregate principal amount of the Notes at


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

the time outstanding. This Section 8.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

                                   ARTICLE IX

                                     TRUSTEE

     Section 9.1 Duties of Trustee.

          (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

          (b) Except during the continuance of an Event of Default:

          (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

          (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts or the correctness of opinions or conclusions stated therein).

          (c) The Trustee may not be relieved from liabilities for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that

          (i) this paragraph does not limit the effect of paragraph (b) or (d) of this Section;

          (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was grossly negligent in ascertaining the pertinent facts; and

          (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 8.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), (c) and (e) of this Section.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

          (f) The Trustee shall not be liable for interest on any money received or held by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

          (g) Except as expressly set forth in this Indenture, the Trustee shall have no obligation to ascertain or inquire as to the observance or performance of any covenant, agreement or obligation on the part of the Company or of any of the Guarantors under this Indenture or any other agreement, instrument or document.

     Section 9.2 Rights of Trustee.

          (a) The Trustee may, in the absence of bad faith on its part, conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel selected by it (including in-house counsel) and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent or attorney appointed with due care.

          (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.

          (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.

          (g) Any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors of the Company may be sufficiently evidenced by a Board Resolution.

          (h) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine, to the extent necessary and consistent with each inquiry or investigation, the books, records and premises of the Company, Personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

          (i) The Trustee shall not be deemed to have notice, nor shall it be charged with knowledge, of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of such Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (j) The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

          (k) The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles or officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any Person authorized to sign an Officers' Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

          (l) In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (m) The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; interruptions; loss or malfunctions of utilities, computer (hardware or software) or communication services; accidents; labor disputes; acts of civil or military authority and governmental action.

     Section 9.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. If the


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

Trustee does become a creditor of the Company or any Guarantor, this Indenture limits its rights to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as Trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 9.10 and 9.11 hereof.

     Section 9.4 Trustee's Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes or any security for the payment of the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.

     Section 9.5 Notice of Defaults. If a Default or Event of Default occurs and is continuing and if it is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium and Liquidated Damages, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.

     Section 9.6 Reports by Trustee to Holders of the Notes.

          (a) Within 60 days after each May 15 beginning with the May 15 following the Issue Date, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA Section 313(a) (but if no event described in TIA Section 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA Section 313(b)(2) to the extent applicable. The Trustee shall also transmit by mail all reports as required by TIA Section 313(c).

          (b) A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA Section 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or any delisting thereof.

     Section 9.7 Compensation and Indemnity.

          (a) The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. Compensation of the Trustee in accordance with its established fee schedule, as it may be amended from time to time, shall be deemed reasonable compensation to the Trustee for its services. The Company shall reimburse the Trustee promptly upon written request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel (including in-house counsel).

          (b) The Company and the Guarantors, jointly and severally, shall indemnify the Trustee (and any predecessor Trustee) against any and all losses, damages, claims, liabilities or expenses (including reasonable attorneys fees and expenses) incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company and the Guarantors (including this Section 9.7) and defending itself against any claim (whether asserted by the Company, the Guarantors or any Holder or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, damage, claim, liability or expense results from its gross negligence or bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company or any of the Guarantors of their obligations hereunder. The Company or such Guarantor shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. Neither the Company nor any Guarantor need pay for any settlement made without its consent, which consent shall not unreasonably be withheld.

          (c) The obligations of the Company and the Guarantors under this
Section 9.7 shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

          (d) To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the resignation or removal of the Trustee, the satisfaction and discharge of this Indenture and the termination of this Indenture.

          In addition and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services after an Event of Default specified in Sections 8.1(j) and (k) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.

     Section 9.8 Replacement of Trustee.

          (a) A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

          (b) The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of Notes of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:

          (i) the Trustee fails to comply with Section 9.10 hereof;

          (ii) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

          (iii) a Custodian or public officer takes charge of the Trustee or its property; or

          (iv) the Trustee becomes incapable of acting.

          (c) If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          (d) If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of Notes of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (e) If the Trustee, after written request by any Holder of a Note who has been a Holder of a Note for at least six months, fails to comply with
Section 9.10, such Holder of a Note may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          (f) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders of the Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee; provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section 9.7 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 9.8, the Company's obligations under Section 9.7 hereof shall continue for the benefit of the retiring Trustee.

     Section 9.9 Successor Trustee by Merger, etc. If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the successor Person without any further act shall be the successor Trustee.

          Section 9.10 Eligibility; Disqualification. There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate Trustee power, that is subject to supervision or examination by federal or state authorities and that has a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1), (2) and (5). The Trustee is subject to TIA Section 310(b). Nothing herein shall prohibit the Trustee from making the application to the SEC referred to in the penultimate paragraph of Section 310(b) of the TIA.


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

     Section 9.11 Preferential Collection of Claims Against Company. The Trustee is subject to TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE X

                             DISCHARGE OF INDENTURE

     Section 10.1 Discharge of Liability on Notes.

          When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced or repaid pursuant to Section 2.7) for cancellation or (ii) all outstanding Notes have become due and payable (whether at the Stated Maturity or upon acceleration, or on any Redemption Date, Purchase Date or Fundamental Change Purchase Date, or upon conversion) and the Company irrevocably deposits with the Paying Agent or Conversion Agent cash sufficient to pay all amounts due and owing on all outstanding Notes (other than Notes replaced pursuant to Section 2.7) and any Common Stock or other property deliverable in respect of converted Notes, and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 9.7 and subject to the satisfaction of the obligation to make payments due and satisfaction of any obligations of the Company under ARTICLE XII to effect settlement upon conversion of the Notes, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the cost and expense of the Company.

     Section 10.2 Deposited Monies to Be Held in Trust by Trustee.

          Subject to Section 10.3, all monies and other property deposited with the Trustee pursuant to Section 10.1 shall be held in trust for the sole benefit of the Holders. Such deposited monies and other property shall be applied by the Trustee to the payment, either directly or through any paying agent, to the Holders of the particular Notes for the payment of which such monies and other property have been deposited with the Trustee, of all sums due and to become due thereon for principal and interest (including Contingent Interest and Additional Interest, if any).

     Section 10.3 Repayment to the Company.

          The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the cash or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person and the Trustee and the Paying Agent shall have no further liability to the Holders with respect to such cash or securities for that period commencing after the return thereof.


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

                                   ARTICLE XI

                                   AMENDMENTS

     Section 11.1 Without Consent of Holders.

          Notwithstanding Section 11.2 of this Indenture, the Company, the Guarantors and the Trustee may amend or supplement this Indenture, the Notes or the Subsidiary Guarantees without the consent of any Holder of a Note:

          (a) to cure any ambiguity, defect or inconsistency;

          (b) to provide for uncertificated Notes in addition to or in place of Certificated Notes;

          (c) to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable;

          (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder;

          (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

          (f) to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the Description of Notes contained in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes;

          (g) to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture;

          (h) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes or to reflect the release of a Guarantor in accordance with the provisions of this Indenture;

          (i) to allow the Company or any Guarantor to surrender any power conferred on the Company or such Guarantor;

          (j) to provide for conversion rights of Holders of Notes if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs, or in connection with any Public Acquirer Change of Control;

          (k) to increase the Conversion Rate, provided that the increase will not adversely affect the interests of the Holders; or

          (l) to evidence and provide the acceptance of the appointment of a successor Trustee.

          Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental indenture, and upon receipt by the Trustee of the documents described in Section
11.6 hereof, the Trustee shall join with the Company and the Guarantors in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that affects its own rights, duties or immunities under this Indenture or otherwise.

     Section 11.2 With Consent of Holders.

          Except as provided in Section 11.1 or below in this Section 11.2, the Company and the Trustee may amend or supplement this Indenture and the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount at maturity of the Notes then outstanding voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 8.4 and 8.7 hereof, any existing Default or Event of Default or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount at maturity of the then outstanding Notes voting as a single class (including, without limitation, consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Section 2.8 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 11.2.

          However, without the consent of each Holder affected, an amendment or waiver under this Section 9.2 may not (with respect to any Notes held by a nonconsenting Holder):

          (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

          (b) reduce the principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes;

          (c) reduce the rate of or change the time for payment of interest (including the rate of Contingent Interest or Additional Interest, if any) on any Note;

          (d) waive a Default or Event of Default in the payment of principal of, or interest (including Contingent Interest or Additional Interest, if any) or premium, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

          (e) make any payment in respect of any Note, including principal, Redemption Price, Purchase Price, Fundamental Change Purchase Price or interest (including Contingent Interest and Additional Interest, if any) payable in money other than U.S. dollars;

          (f) make any change in the provisions of this Indenture relating to waivers of past Defaults;

          (g) make any change in the rights of Holders of Notes to receive payments of principal of, or interest (including Contingent Interest and Additional Interest, if any) or premium, if any, on the Notes;

          (h) release any Guarantor from any of its obligations under its Subsidiary Guarantee or this Indenture, except in accordance with the terms of this Indenture;

          (i) impair the right to institute suit for the enforcement of any payment on or with respect to the Notes or the Subsidiary Guarantees;

          (j) amend, change or modify the obligation of the Company to make and consummate a purchase of Notes in the event of a Fundamental Change in accordance with ARTICLE V, including amending, changing or modifying any definition relating thereto;

          (k) except as otherwise permitted under Section 7.1, consent to the assignment or transfer by the Company or any Guarantor of any of their rights or obligations hereunder;

          (l) amend or modify any of the provisions of this Indenture or the related definitions affecting the subordination or ranking of the Notes or any Subsidiary Guarantee in any manner adverse to the holders of the Notes or any Subsidiary Guarantee;

          (m) make any change in the preceding amendment and waiver provisions;

          (n) impair or adversely affect the conversion rights or purchase rights of any Holders of notes; or

          (o) impair or adversely affect the manner of calculation or rate of accrual of interest (including Contingent Interest and Additional Interest, if any) on any Note.

          Upon the request of the Company accompanied by a resolution of the Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 11.6 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture directly affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          It shall not be necessary for the consent of the Holders under this
Section 11.2 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

          After an amendment under this Section 11.2 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.

     Section 11.3 Compliance with Trust Indenture Act.

          Every supplemental indenture executed pursuant to this Article shall comply with the TIA.

     Section 11.4 Revocation and Effect of Consents, Waivers and Actions.

          Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Note hereunder is a continuing consent by the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same obligation as the consenting Holder's Note, even if notation of the consent, waiver or action is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Note or portion of the Note if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Holder.

     Section 11.5 Notation on or Exchange of Notes.

          Notes authenticated and delivered after the execution of any supplemental indenture pursuant to this ARTICLE XI may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Notes.

          Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.

     Section 11.6 Trustee to Sign Supplemental Indentures.

          The Trustee shall sign any supplemental indenture authorized pursuant to this ARTICLE XI if the amendment contained therein does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 9.1) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     Section 11.7 Effect of Supplemental Indentures.

          Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.


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

     Section 11.8 Waiver.

          The Holders of a majority in aggregate principal amount of Notes outstanding may waive compliance with certain provisions of this Indenture relating to the Notes, unless (1) the Company fails to pay principal of or interest (including Contingent Interest and Additional Interest, if any) on any Note when due and such failure be continuing at such time, (2) the Company fails to convert any Note into cash and common stock as required by this Indenture and such failure be continuing at such time or (3) the Company fails to comply with any of the provisions of this Indenture that would require the consent of the Holder of each outstanding Note to modify or amend and such failure be continuing at such time.

          Any Notes held by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company shall be disregarded (from both the numerator and denominator) for purposes of determining whether the Holders of a majority in aggregate principal amount of the outstanding Notes have consented to a modification, amendment or waiver of the terms of this Indenture.

                                   ARTICLE XII

                                   CONVERSION

     Section 12.1 Conversion Right.

          (a) Subject to and upon compliance with the provisions of this Indenture, prior to 5:00 p.m., Eastern Standard time, on the Business Day immediately preceding the Stated Maturity, a Holder of a Note shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 of the principal amount or an integral multiple thereof) of such Note into cash and a number of shares of Common Stock, if any, at the Conversion Rate in effect at such time under the circumstances described in this
Section 12.1 and in the manner provided in Section 12.2. The Notes shall be convertible only during the following periods upon the occurrence of one of the following events:

          (i) during any calendar quarter of the Company (and only during such calendar quarter) commencing after June 30, 2006, if the Closing Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the preceding calendar quarter is greater than or equal to 130% of the Conversion Price on such last Trading Day of such preceding calendar quarter;

          (ii) on or after May 15, 2021;

          (iii) during the five consecutive Business Day period following any five consecutive Trading Day period (the "MEASUREMENT PERIOD") in which the Trading Price per $1,000 principal amount of Notes (as determined following a request by a Holder in accordance with the procedures described below) for each Trading Day of such Measurement Period was less than 98% of the Conversion Value on such day;

          (iv) as provided in Section 12.1(b); or


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

          (v) at any time prior to 5:00 p.m., Eastern Standard time, on the second Business Day immediately preceding the Redemption Date, if such Note has been called for redemption pursuant to ARTICLE III.

          The Company's obligations in respect of conversion of the Notes as provided above are referred to as the "CONVERSION OBLIGATION."

          The Company shall determine whether the Notes shall be convertible as a result of the occurrence of an event specified in clauses (i) through (v) above and, if the Notes shall be so convertible, the Company shall promptly deliver to the Trustee notice thereof and issue a Public Notice to the Holders thereof; provided that if the Notes shall be convertible as a result of the occurrence of any event specified in clause (i) and such condition has been satisfied for two or more consecutive calendar quarters, the Company may deliver notice of the continued convertibility of the Notes to the Holders by publication of such information on its corporate website.

          In connection with any conversion upon satisfaction of clause (iii) of this Section 12.1(a), the Trading Price of the Notes on any date of determination shall be as determined in the definition thereof. The Trustee shall have no obligation to determine the Trading Price of the Notes unless the Company has requested such determination; and the Company shall have no obligation to make such request unless a Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of the Notes would be less than 98% of the Conversion Value on such determination date, after receipt of which the Company shall instruct the Trustee to determine the Trading Price of the Note beginning on the next Trading Day and on each successive Trading Day until the Trading Price is greater than or equal to 98% of the Conversion Value. If, however, within five Business Days after providing the Company with such reasonable evidence, the Company fails to instruct the Trustee to determine the Trading Price of the Notes, the Trading Price on each day after such fifth Business Day will be deemed to be less than 98% of the Conversion Value until the Company so instructs the Trustee to determine the Trading Price.

          (b) (i) In the event that:

               (A) the Company distributes to all or substantially all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days after the Record Date for such distribution, Common Stock at a price per share less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such distribution; or

               (B) the Company distributes to all or substantially all holders of Common Stock assets (including cash), debt securities or rights or warrants to purchase its securities, which distribution has a Fair Market Value, as determined by the Board of Directors, per share of Common Stock exceeding 10% of the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such distribution,


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

then, in each case, the Company must notify Holders at least 35 Trading Days prior to the Ex-Dividend Date. Once such notice has been given, the Holders may surrender their Notes for conversion at any time until 5:00 p.m., Eastern Standard time, on the earlier of the Trading Day immediately preceding the Ex-Dividend Date and the date the Company announces that such distribution shall not take place.

          (ii) In the event that:

               (A) a transaction set forth in clause (i) of the definition of Fundamental Change occurs;

               (B) a transaction as set forth in clause (iii) of the definition of Fundamental Change occurs pursuant to which Common Stock would be converted into cash, securities and/or other property; or

               (C) a Fundamental Change as set forth in clause (v) of the definition thereof occurs,

then, in each case, a Holder may surrender Notes for conversion at any time from and after the Effective Date of such transaction until and including the date which is 25 Trading Days after the Effective Date of such transaction (or the Fundamental Change Purchase Date, if applicable). At the effective time of any such transaction, if applicable, a Holder's right to convert its Notes into cash and shares of Common Stock, if any, will be changed into a right to convert the Notes into the kind and amount of cash, securities or other property that the Holder would have received if the Holder had converted the Notes immediately prior to the transaction pursuant to Section 12.4, except to the extent provided otherwise as described in Section 12.12.

          The Company will notify Holders and the Trustee at the same time it publicly announces any transaction described in clause (B) or (C) above (but in no event less than 10 days prior to the Effective Date of such transaction). The Company will notify Holders and the Trustee of any transaction described in clause (A) above within three Business Days of the date of the filing announcing the consummation of such transaction.

          (c) Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, exercising such Holder's right to require the Company to repurchase such Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with Section 4.2(b) or Section 5.2(b).

          (d) A Holder of Notes shall not be entitled to any rights of a holder of Common Stock until such Holder has converted its Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this ARTICLE XII.

          (e) Notwithstanding the foregoing, no Holder may exercise the conversion rights described in Section 12.1(b)(i) if the Holder could otherwise participate in such distribution without conversion.

     Section 12.2 Conversion Procedures; Conversion Rate; Fractional Shares.

          (a) Subject to Section 12.13, each Note shall be convertible at the office of the Conversion Agent into fully paid and nonassessable shares of Common Stock (calculated to the nearest 1/10,000th of a share).

          The Conversion Agent shall promptly notify the Company when it receives a Conversion Notice. Pursuant to Section 12.13, the Company shall determine the amount of cash and the number of shares of Common Stock, if any, that the Holder that submitted the Conversion Notice is entitled to receive upon surrender of the Notes covered by that Conversion Notice. The cash and, if applicable, a certificate for the number of full shares of Common Stock into which the Notes are converted (and cash in lieu of fractional shares) shall be delivered by the Company to such Holder, once all of the other requirements have been satisfied by such Holder in accordance with Section 12.13.

          Except as described in Section 12.9, the Company will not make any payment or other adjustment for accrued and unpaid interest, Contingent Interest or Additional Interest, if any, on any Notes when they are converted. The Company's delivery to the Holder of cash, or a combination of cash and Common Stock, as provided in Section 12.13, together with any cash payment for such Holder's fractional shares, shall be deemed to satisfy the Company's obligation to pay the principal of the Note and to satisfy its obligation to pay accrued and unpaid interest, Contingent Interest and Additional Interest, if any, through the Conversion Date. As a result, accrued interest, Contingent Interest and Additional Interest are deemed paid in full rather than cancelled, extinguished or forfeited.

          If a Holder has exercised its right to require the Company to repurchase its Notes pursuant to ARTICLE IV or ARTICLE V and has not withdrawn its Purchase Notice or Fundamental Change Purchase Notice, such Holder's conversion rights on the Notes so subject to repurchase shall expire at 5:00 p.m., Eastern Standard time, on the Business Day immediately preceding the Purchase Date or Fundamental Change Purchase Date, as the case may be. Notwithstanding the foregoing, a Note in respect of which a Holder has delivered a Purchase Notice or a Fundamental Change Purchase Notice, as the case may be, exercising such Holder's right to require the Company to repurchase such Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with Section 4.2(b) or Section 5.2(b).

          (b) Before any Holder shall be entitled to convert any Note into Common Stock, such Holder shall, (i) in the case of Global Notes, comply with the Applicable Procedures of the Depositary in effect at that time, and (ii) in the case of Certificated Notes, (A) surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, (B) shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note (the "CONVERSION NOTICE"), manually signed by such Holder, that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued and (C) furnish any other required endorsements or transfer documents.

          Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest, Contingent Interest or Additional Interest, if any, on the Notes, as provided in Section 12.9, and all taxes or duties, if any, as provided in Section 12.8.

          If more than one Note shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock that shall be deliverable upon conversion shall be computed on the basis of the aggregate principal amount of the Notes (or specified portions thereof to the extent permitted thereby) so surrendered.

          If shares of Common Stock to be issued upon conversion of a Restricted Note are to be issued in the name of a Person other than the Holder of such Restricted Note, such Holder shall deliver to the Conversion Agent a certification in substantially the form set forth in a Transfer Certificate dated the date of surrender of such Restricted Note and signed by such Holder, as to compliance with the restrictions on transfer applicable to such Restricted Note. The Company shall not be required to issue Common Stock upon conversion of any such Restricted Note to a Person other than the Holder if such Restricted
Note is not so accompanied by a properly completed certification, and the Registrar shall not be required to register Common Stock upon conversion of any such Restricted Note in the name of a Person other than the Holder if such Restricted Note is not so accompanied by a properly completed certification.

          (c) A Note shall be deemed to have been converted immediately prior to 5:00 p.m., Eastern Standard time, on the date on which all of the conversion requirements set forth in Section 12.2(b) have been satisfied (such date, the "CONVERSION DATE"), and the Person or Persons entitled to receive any Common Stock issuable upon such conversion shall be treated for all purposes as the record Holder or Holders of such Common Stock as of 5:00 p.m., Eastern Standard time, on such date.

          (d) In case any Certificated Note shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered, without charge to such Holder (subject to the provisions of Section 12.8), a Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Certificated Notes.

          (e) If the Effective Date or anticipated Effective Date of a Make-Whole Transaction occurs on or prior to May 15, 2013 and a Holder elects to convert its Notes during the time periods set forth in Section 12.1(b)(ii), the Conversion Rate applicable to such Holder's conversion will be adjusted by including in the Conversion Rate per $1,000 principal amount of Notes an additional number of shares of Common Stock per $1,000 principal amount of Notes (the "ADDITIONAL SHARES") as described below; provided, however, that if the Stock Price paid in consideration with such transaction is greater than $125.00 or less than $36.96 (subject in each case to adjustment as described below), no adjustment to the Conversion Rate for Additional Shares shall be made.

          The number of Additional Shares included in the Conversion Rate in connection with the conversion of Notes as described in the immediately preceding paragraph will be determined by reference to the table attached as
Schedule I hereto, based on the Effective Date of such transaction and the Stock Price paid in connection with such transaction; provided that if


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

the Stock Price is between two Stock Price amounts in the table or such Effective Date is between two Effective Dates in the table, the number of Additional Shares will be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two Effective Dates, as applicable, based on a 365-day year. If holders of Common Stock receive only cash in such Fundamental Change transaction, the Stock Price shall be the cash amount paid per share. Otherwise, the Stock Price shall be the average of the Closing Sale Price of the Common Stock on the 10 consecutive Trading Days prior to but not including the Effective Date of such Fundamental Change transaction. The "EFFECTIVE DATE" with respect to a any Make-Whole Transaction, or any transaction otherwise described in the definition of Fundamental Change, means the date on which such Fundamental Change becomes effective.

          The Stock Prices set forth in the first row of the table in Schedule I hereto (i.e., the column headers) will be adjusted as of any date on which the Conversion Rate of the Notes is adjusted pursuant to Section 12.3. The adjusted Stock Prices will equal the product of the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares will be adjusted in the same manner and for the same events as the Conversion Rate as set forth in Section 12.3.

          Notwithstanding the foregoing, the Conversion Rate shall not exceed
27.0563 shares of Common Stock per $1,000 principal amount of Notes on account of adjustments described in this Section 12.2, subject to the adjustments set forth in Section 12.3. Further, notwithstanding anything in Section 12.3 to the contrary, the Conversion Rate shall not exceed 200.000 shares of Common Stock per $1,000 principal amount of Notes, equivalent to a Conversion Price of $5.00 per share of Common Stock, other than as a result of proportional adjustments to the Conversion Rate in the manner set forth in clauses (a) through (c) of
Section 12.3.

     Section 12.3 Adjustment of Conversion Rate.

          The Conversion Rate shall be adjusted from time to time by the Company as follows (provided that the Company will not make any adjustments to the Conversion Rate if Holders participate, as a result of holding Notes, in any of the transactions described below in this Section 12.3 without having to convert their Notes):

          (a) If the Company issues shares of Common Stock as a dividend or distribution on shares of Common Stock, or if the Company effects a share split or share combination in respect of Common Stock, the Conversion Rate will be adjusted based on the following formula:

                                              OS(1)
                              CR(1) = CR(0) x -----
                                              OS(0)

     where,


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

          CR(0) = the Conversion Rate in effect immediately prior to such event

          CR(1) = the Conversion Rate in effect immediately after such event

          OS(0) = the number of shares of Common Stock outstanding immediately prior to such event

          OS(1) = the number of shares of Common Stock outstanding immediately after such event.

          An adjustment made pursuant to this subsection (a) shall become effective on the date immediately after (x) the date fixed for the determination of stockholders entitled to receive such dividend or other distribution or (y) the date on which such split or combination becomes effective, as applicable. If any dividend or distribution described in this subsection (a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (b) If the Company issues to all or substantially all of the holders of Common Stock, other than Affiliates of the Company, any rights, warrants, options or other convertible securities entitling them for a period of not more than 60 days after the date of issuance thereof to subscribe for or purchase shares of Common Stock, or securities convertible into shares of Common Stock, at a price per share or a conversion price per share less than the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the date of announcement of such issuance, the Conversion Rate will be adjusted based on the following formula:

                                            OS(0) + X
                            CR(1) = CR(0) x ---------
                                            OS(0) + Y

     where,

          CR(0) = the Conversion Rate in effect immediately prior to such event

          CR(1) = the Conversion Rate in effect immediately after such event

          OS(0) = the number of shares of Common Stock outstanding immediately prior to such event

          X     = the total number of shares of Common Stock issuable pursuant to such rights, warrants or other convertible securities

          Y     = the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, warrants or other convertible securities divided by the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the date of announcement of such issuance.


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

          An adjustment made pursuant to this subsection (b) shall be made successively whenever such rights, warrants or other convertible securities are issued, and shall become effective on the day following the date of announcement of such issuance. If, at the end of the period during which such rights, warrants or other convertible securities are exercisable or convertible, not all rights, warrants or other convertible securities have been exercised or converted, as the case may be, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock actually issued upon conversion of convertible securities actually issued).

          For purposes of Section 12.1(b) and this Section 12.3(b), in determining whether such rights, warrants or convertible securities entitle the Holder to subscribe for or purchase or exercise a conversion right for shares of Common Stock at less than the average Closing Sale Price of the Common Stock, and in determining the aggregate exercise or conversion price payable for such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, warrants or other convertible securities and any amount payable on exercise or conversion thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors.

          (c) If the Company distributes shares of the Company's Capital Stock, evidences of the Company's Indebtedness or other assets or property of the Company or its subsidiaries to all or substantially all of the holders of Common Stock, excluding:

          (i) dividends, distributions and rights, warrants, options or convertible securities referred to in clauses (a) or (b) above;

          (ii) dividends or distributions paid exclusively in cash; and

          (iii) Spin-offs described below,

then the Conversion Rate will be adjusted based on the following formula:

                                              SP(0)
                           CR(1) = CR(0) x -----------
                                           SP(0) - FMV

     where,

          CR(0) = the Conversion Rate in effect immediately prior to such distribution

          CR(1) = the Conversion Rate in effect immediately after such distribution

          SP(0) = the average of the Closing Sale Prices of the Common Stock over the 10 consecutive Trading Day-period ending on the Trading Day immediately preceding the Ex-Dividend Date for such distribution

          FMV   = the Fair Market Value (as determined by the Board of
                  Directors) of the shares of capital stock, evidences of Indebtedness, assets or property distributed with respect to each outstanding share of Common Stock on the Record Date for


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

                  such distribution.

          An adjustment made pursuant to the above paragraph shall be made successively whenever any such distribution is made and shall become effective on the day immediately after the dated fixed for the determination of shareholders entitled to receive such distribution.

          With respect to an adjustment pursuant to this subsection (c) where there has been a payment of a dividend or other distribution on the Common Stock of shares of capital stock of any class or series, or similar Equity Interest, of or relating to a Subsidiary or other business unit of the Company (referred to as a "SPIN-OFF"), the Conversion Rate in effect immediately before the close of business on the Record Date fixed for determination of shareholders entitled to receive the distribution will be increased based on the following formula:

                                         FMV(0) + MP(0)
                         CR(1) = CR(0) x --------------
                                              MP(0)

     where,

          CR(0) = the Conversion Rate in effect immediately prior to such distribution

          CR(1) = the Conversion Rate in effect immediately after such distribution

          FMV(0) = the average of the Closing Sale Prices of the capital stock or similar Equity Interest distributed to holders of shares of Common Stock applicable to one share of Common Stock over the first 10 consecutive Trading Day-period after the effective date of the spin-off

          MP(0) = the average of the Closing Sale Prices of the Common Stock over the first 10 consecutive Trading Day-period after the effective date of the spin-off.

          The adjustment to the Conversion Rate under the preceding paragraph will occur on the 10th Trading Day after the effective date of the spin-off.

          If any such dividend or distribution described in this subsection (c) is declared but not paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (d) If any cash dividend or distribution made to all or substantially all of the holders of Common Stock during any quarterly fiscal period of the Company is in an aggregate amount that, together with other cash dividends or distributions made during such quarterly fiscal period (the "CURRENT DIVIDEND RATE"), exceeds $0.08 per share (appropriately adjusted from time to time for any share dividends on, or subdivisions of, the Common Stock) (the "INITIAL DIVIDEND RATE"), the Conversion Rate will be adjusted based on the following formula:

                                            SP(0)
                          CR(1) = CR(0) x ---------
                                          SP(0) - C
     where,

          CR(0) = the Conversion Rate in effect immediately prior to the Record
                  Date for such distribution

          CR(1) = the Conversion Rate in effect immediately after the Record
                  Date for such distribution

          SP(0) = the Closing Sale Price of the Common Stock for the Trading Day immediately preceding the Ex-Dividend Date of such distribution

          C     = the amount in cash per share the Company distributes to
                  holders of shares of Common Stock in excess of the Initial Dividend Rate (appropriately adjusted from time to time for any share dividends on, or subdivisions of, the Common Stock) (the "DIVIDEND THRESHOLD AMOUNT")

     Following any transaction or event where the Notes are convertible, in accordance with this Indenture, into property that includes shares of common stock other than Common Stock, the Dividend Threshold Amount will be the Dividend Threshold Amount immediately prior to the effective date of such transaction or event multiplied by a fraction, (a) the numerator of which is (i) if such shares are traded on a U.S. national or regional securities exchange, the average of the Last Reported Sale Prices of such shares for the five Trading Day period commencing on the Trading Day immediately following such effective date and (ii) otherwise, the Fair Market Value of such shares as determined in good faith by the Board of Directors and (b) the denominator of which is the average of the Last Reported Sale Prices of Common Stock for the five trading day period ending on the Trading Day immediately preceding such effective date.

     An adjustment made pursuant to this subsection (d) shall become effective on the date immediately after the Record Date for the determination of shareholders entitled to receive such dividend or distribution. If any dividend or distribution described in this subsection (d) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

          (e) If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for Common Stock, to the extent that the consideration paid per share of Common Stock in such offer exceeds the average of the Closing Sale Price of the Common Stock over the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date of the expiration (the "EXPIRATION TIME") of such tender or exchange offer, the Conversion Rate will be increased based on the following formula:

                                      AC + (SP(1) x OS(1))
                      CR(1) = CR(0) x --------------------
                                          OS(0) x SP(1)

     where,

          CR(0) = the Conversion Rate in effect on the date such tender offer or exchange offer expires

          CR(1) = the Conversion Rate in effect on the day next succeeding the date such tender offer or exchange offer expires

          AC    = the aggregate value of all cash and other consideration (as determined by the Board of Directors) paid or payable for shares of Common Stock

          OS(0) = the number of shares of Common Stock outstanding immediately prior to the date such tender offer or exchange offer expires

          OS(1) = the number of shares of Common Stock outstanding immediately after the date such tender offer or exchange offer expires

          SP(1) = the average of the Closing Sale Prices of the Common Stock for the 10 consecutive Trading Day period commencing on the Trading Day next succeeding the date such tender offer or exchange offer expires.

          Any adjustment made pursuant to this subsection (e) shall become effective on the date immediately following the Expiration Time. If the Company is obligated to purchase shares of Common Stock pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would be in effect if such tender or exchange offer had not been made. Notwithstanding the foregoing, if the application of the foregoing formula set forth in this Section 12.3(e) would result in a decrease in the Conversion Rate, no adjustment to the Conversion Rate will be made pursuant to this Section 12.3(e).

          (f) To the extent that the Company has a shareholder rights plan in effect upon the conversion of the Notes into Common Stock, a Holder will receive (except to the extent that the Company settles its Conversion Obligations entirely in cash), in addition to the Common Stock, the rights under the shareholder rights plan unless the rights have separated from the Common Stock prior to the time of conversion, in which case the Conversion Rate will be adjusted at the time of separation as if the Company made a distribution referred to in clause (c) above had occurred, subject to readjustment in the event of the expiration, termination or redemption of such rights.

          (g) For purposes of this ARTICLE XII, the following terms shall have the meanings indicated:

          "FAIR MARKET VALUE" means the amount which a willing buyer would pay a willing seller in an arm's length transaction (as determined by the Board of Directors, whose determination shall be made in good faith and, absent manifest error, shall be final and binding on Holders of the Notes).

          "RECORD DATE" means, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date


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

fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

          (h) The Company shall be entitled to make such additional increases in the Conversion Rate, in addition to those required by Section 12.3(a), Section 12.3(b), Section 12.3(c), Section 12.3(d) or Section 12.3(e) if the Board of Directors determines that it is advisable, in order that any dividend or distribution of Common Stock, any subdivision, reclassification or combination of Common Stock or any issuance of rights or warrants referred to above, or any event treated as such for United States federal income tax purposes, shall not be taxable to the holders of Common Stock for United States federal income tax purposes or to diminish any such tax.

          (i) To the extent permitted by applicable law, the Company may, from time to time, increase the Conversion Rate by any amount for a period of at least 20 Business Days if the Board of Directors determines that such increase would be in the best interest of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to this subsection (i) or subsection (h) above, the Company shall mail to the Trustee and each Holder at the address of such Holder as it appears in the register of the Notes maintained by the Registrar (and make a Public Notice), at least 15 Business Days prior to the date the increased Conversion Rate takes effect, a notice of the increase stating the increased Conversion Rate and the period during which it shall be in effect.

          (j) All calculations under this Section 12.3 shall be made to the nearest cent or one-hundredth of a share, with one-half cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding any other provision of this Section 12.3, the Company shall not be required to make any adjustment of the Conversion Rate unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted. Any lesser adjustment shall be carried forward and shall be made at the earlier of (i) the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in the Conversion Rate as last adjusted or (ii) in connection with any conversion of the Notes following a call for redemption, the occurrence of a Fundamental Change or at Stated Maturity, as applicable. Any adjustments under this Section 12.3 shall be made successively whenever an event requiring such an adjustment occurs.

          (k) In the event that at any time, as a result of an adjustment made pursuant to this Section 12.3, the Holder of any Notes thereafter surrendered for conversion shall become entitled to receive any shares of Applicable Stock of the Company other than Common Stock into which the Notes originally were convertible, the Conversion Rate of such other shares so receivable upon conversion of any such Note shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (j) of this
Section 12.3, and the provisions of Section 12.1, Section 12.2 and Section 12.4 through Section 12.9 with respect to the Common Stock shall apply on like or similar terms to any such other shares (including, without limitation, the determination of whether the conditions to conversion provided in Section 12.1 have been satisfied).


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     Section 12.4 Consolidation or Merger of the Company.

          If any of the following events occurs:

          (a) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination);

          (b) any consolidation, merger or binding share exchange as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock; or

          (c) any sale, transfer, lease, conveyance or other disposition of all or substantially all of the properties and assets of the Company to any other Person;

in each case, in a transaction in which holders of Common Stock shall be entitled to receive stock, other securities, other property, assets or cash ("REFERENCE PROPERTY") with respect to or in exchange for such Common Stock, then as of the effective time of such transaction, and unless the Company has elected to follow the provisions of Section 12.12, the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall be convertible into cash and Reference Property, if any, based on the 30 Trading Day Daily Settlement Amounts described in Section 12.13 of the Reference Property and the Applicable Conversion Rate and assuming such holder of Common Stock exercised his rights of election, if any, as to the kind or amount of Reference Property receivable upon such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance in the same manner as the majority of the holders of Common Stock or, if there is no such majority, by a plurality of the holders of Common Stock. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this ARTICLE XII and, to the extent applicable, reflect the other types of adjustments provided for in
Section 12.3(k). If, in the case of any such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, the Reference Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing Person, as the case may be, in such reclassification, change, merger, consolidation, binding share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing including the provisions providing for the repurchase rights set forth in ARTICLE IV and ARTICLE V. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the Company will make adequate provision whereby the Holders shall have a reasonable opportunity to determine the form of consideration into which the Notes shall be convertible from and after the effective date of such transaction, in each case, for purposes of all outstanding Notes, treated as a single class. The determination (i) will be made by Holders representing a plurality of Notes participating in such determination, (ii) will be subject to any limitations to which all of the holders of Common


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

Stock are subject, including, but not limited to, pro rata reductions applicable to any portion of the consideration payable in such transaction and (iii) will be conducted in such a manner as to be completed by the date which is the earlier of (a) the deadline for elections to be made by holders of Common Stock, and (b) two Trading Days prior to the anticipated effective date of such transaction.

          The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

          The above provisions of this Section 12.4 shall similarly apply to successive reclassifications, mergers, consolidations, binding share exchanges, combinations, sales and conveyances.

          If this Section 12.4 applies to any event or occurrence, Section 12.3 shall not apply.

          Notwithstanding this Section 12.4, if a Public Acquirer Change of Control occurs and the Company elects to adjust its Conversion Obligation and the Conversion Price pursuant to Section 12.12, the provisions of Section 12.12 shall apply to the conversion instead of this Section 12.4.

          Any Additional Shares of Common Stock that a holder is entitled to receive upon conversion pursuant to Section 12.2(e), if applicable, shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of Reference Property into which the Additional Shares of Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.

     Section 12.5 Notice of Adjustment.

          Whenever an adjustment in the Conversion Rate with respect to the Notes is required:

          (a) the Company shall forthwith place on file with the Trustee and any Conversion Agent for such securities a certificate of the Chief Financial Officer of the Company, stating the adjusted Conversion Rate determined as provided herein and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustment; and

          (b) a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall forthwith be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company, to each Holder in the manner provided in Section 15.2. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.


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

     Section 12.6 Notice in Certain Events.

          In case of:

          (a) a consolidation or merger to which the Company is a party and for which approval of any holders of Common Stock of the Company is required, or of the sale or conveyance to another Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or other group (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of all or substantially all of the property and assets of the Company; or

          (b) the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (c) any action triggering an adjustment of the Conversion Rate referred to in clauses (x) or (y) below;

then, in each case, the Company shall cause to be filed with the Trustee and the Conversion Agent, and shall cause to be given to the Holders of the Notes in the manner provided in Section 15.2, at least 15 days prior to the applicable date hereinafter specified, a notice stating:

          (x) the date on which record is to be taken for the purpose of any distribution or grant of rights, warrants, options or other securities triggering an adjustment to the Conversion Rate pursuant to this ARTICLE XII, or, if record is not to be taken, the date as of which the holders of record of Common Stock entitled to such distribution, rights, warrants, options or other securities are to be determined; or

          (y) the date on which any reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up triggering an adjustment to the Conversion Rate pursuant to this ARTICLE XII is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, conveyance, dissolution, liquidation or winding up.

          Failure to give such notice or any defect therein shall not affect the legality or validity of the proceedings described in Section 12.6(a), Section 12.6(b) or Section 12.6(c).

     Section 12.7 Company To Reserve Stock; Listing; Corporate Action.

          (a) The Company shall, prior to issuance of any Notes hereunder, and from time to time as may be necessary, reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of the Notes, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all Notes then outstanding into such Common Stock in accordance with the terms hereof at any time (assuming that, at the time of the computation of such number of shares of Common Stock, all such Notes would be held by a single Holder). The Company covenants that all Common Stock which may be issued upon conversion of Notes shall


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

upon issue be fully paid and nonassessable and free from all liens and charges and, except as provided in Section 12.8, taxes with respect to the issue thereof.

          (b) The Company further covenants that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or quoted on any automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed or quoted, so long as the Common Stock shall be so listed or quoted on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that so long as no delay in listing or quotation will occur upon conversion of the Notes into Common Stock, if the rules of such exchange or automated quotation system permit the Company to defer the listing or quotation of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to obtain the listing or quotation of such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

     Section 12.8 Taxes on Conversion.

          The issue of stock certificates on conversion of Notes shall be made without charge to the converting Holder for any documentary, stamp or similar issue or transfer taxes in respect of the issue thereof, and the Company shall pay any and all documentary, stamp or similar issue or transfer taxes that may be payable in respect of the issue or delivery of Common Stock on conversion of Notes pursuant hereto. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue or delivery of Common Stock or the portion, if any, of the Notes which are not so converted in a name other than that in which the Notes so converted were registered, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of such tax or has established to the satisfaction of the Company that such tax has been paid.

     Section 12.9 Conversion After Record Date.

          Except as provided in the succeeding paragraph, upon conversion, the Holder of Notes shall not be entitled to receive any accrued and unpaid interest, Contingent Interest or Additional Interest (other than overdue interest), if any.

          If any Notes are surrendered for conversion subsequent to the close of business on any Record Date but prior to the opening of business on the corresponding Interest Payment Date, the Holder of such Notes at the close of business on such Record Date shall receive the interest, Contingent Interest and Additional Interest, if any, payable on such Notes on such Interest Payment Date notwithstanding the conversion thereof. Notes surrendered for conversion during the period from the close of business on any Record Date to the opening of business on the corresponding Interest Payment Date shall (except as set forth below) be accompanied by payment by Holders, for the account of the Company, in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest, Contingent Interest and Additional Interest (other than overdue interest), if any, payable on such Interest Payment Date on the Notes being surrendered for conversion.


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

          The preceding sentence does not apply to (1) a Holder that converts Notes that have been called by the Company for redemption and in respect of which the Company has specified a Redemption Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, (2) a Holder that converts Notes in respect of which the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date or (3) any overdue interest existing at the time of conversion with respect to the Notes converted, but only to the extent of the amount of such overdue interest. Accordingly, under the circumstances described in clauses (1) and (2), notwithstanding the foregoing, if the Company elects to redeem Notes and a Holder of Notes being redeemed chooses to convert those Notes on a date that is after a Record Date but prior to the corresponding Interest Payment Date, the Holder will not be required to pay the Company, at the time that Holder surrenders those Notes for conversion, the amount of interest (including Contingent Interest and Additional Interest, if any) it will receive on the Interest Payment Date.

          Except as described in Section 12.2(a) and this Section 12.9, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest or Additional Interest on any Notes when they are converted.

     Section 12.10 Company Determination Final.

          Except as otherwise provided herein or the Notes, the Company or its agents shall be responsible for making all calculations required under the terms of this ARTICLE XII. Any determination that the Board of Directors must make pursuant to this ARTICLE XII shall be set forth in a Board Resolution, shall be made in good faith and, absent manifest error, shall be final and binding on Holders. Any determination that the Company (but not the Board of Directors) must make pursuant to this ARTICLE XII shall be made in good faith and, absent manifest error, shall be final and binding on Holders. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

     Section 12.11 Responsibility of Trustee for Conversion Provisions.

          The Trustee has no duty to determine when an adjustment under this
ARTICLE XII should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a supplemental indenture under Section
11.1 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee and the Paying Agent shall be under no obligation to ascertain the occurrence of a Public Acquirer Change of Control or to give notice with respect thereto. The Trustee and the Paying Agent may conclusively assume, in the absence of written notice to the contrary from the Company, or an order from a court of competent jurisdiction, that no Public Acquirer Change of Control has occurred. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Notes. The Trustee shall not be responsible for any failure of the Company to comply with this ARTICLE XII. Each Conversion Agent other than the Company shall have the same protection under this Section 12.11 as the Trustee.

          The rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture including, without limitation, its rights to be indemnified, are extended to,


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and shall be enforceable by, other than the Company, the Trustee in each of its capacities hereunder, and each Paying Agent or Conversion Agent, other than the Company, acting hereunder.

     Section 12.12 Conversion in Connection with a Public Acquirer Change of Control.

          (a) In the event of a Public Acquirer Change of Control, the Company may, in lieu of issuing the Additional Shares pursuant to Section 12.2(e), in its sole discretion, elect to adjust the Conversion Rate and the related Conversion Obligation such that from and after the effective time of such Public Acquirer Change of Control, Holders will be entitled to convert their Notes (subject to satisfaction of the provisions of Section 12.1(a) hereof), in accordance with Section 12.2 hereof, into a number of shares of Public Acquirer Common Stock by multiplying the Conversion Rate in effect immediately before the effective time of the Public Acquirer Change of Control by a fraction:

          (i) the numerator of which will be (A) in the case of a share exchange, consolidation, merger or binding share exchange, pursuant to which Common Stock is converted into cash, securities or other property, the value of all cash, securities and other property (as determined by the Board of Directors) paid or payable per share of Common Stock or (B) in the case of any other Public Acquirer Change of Control, the average of the Closing Sale Price of Common Stock for the five consecutive Trading Days prior to but excluding the effective date of such Public Acquirer Change of Control, and

          (ii) the denominator of which will be the average of the Closing Sale Prices of the Public Acquirer Common Stock for the five consecutive Trading Days commencing on the Trading Day next succeeding the effective date of such Public Acquirer Change of Control.

          (b) The Company will notify the Trustee and Holders of its election by providing notices as set forth in Section 12.5(b).

          (c) If the Company elects to make the adjustment to the Conversion Rate and the related Conversion Obligations as described in this Section 12.12 in the event of a Public Acquirer Change of Control, Holders will not be entitled to receive any Additional Shares pursuant to Section 12.2(e).

     Section 12.13 Payment Upon Conversion.

          (a) The Company will satisfy its Conversion Obligation in respect of any Note surrendered for conversion by delivering to Holders, on the third Business Day following the last day of the Cash Settlement Averaging Period, in respect of each $1,000 aggregate principal amount of Notes being converted a settlement amount (the "SETTLEMENT AMOUNT") equal to the sum of the Daily Settlement Amount for each of the 30 Trading Days during the Cash Settlement Averaging Period.

          "DAILY SETTLEMENT AMOUNT" means:

          (i) cash equal to the lesser of $33.3333 and the Daily Conversion Value; and


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

          (ii) to the extent the Daily Conversion Value exceeds $33.3333, a number of shares of Common Stock (the "DAILY SHARE AMOUNT") equal to (A) the difference between the Daily Conversion Value and $33.3333, divided by (B) the Volume Weighted Average Price of Common Stock (or the consideration into which the Common Stock has been converted as described in Section 12.4) for such Trading Day. The sum of the Daily Share Amounts for each of the 30 Trading Days during the Cash Settlement Averaging Period will equal the "RESIDUAL VALUE SHARES."

          The Company may elect to pay cash to Holders surrendered for conversion in lieu of all or a portion of the Residual Value Shares issuable upon conversion of such Notes. If the Company so elects to pay cash, it will notify Holders through the Trustee of the dollar amount to be satisfied in cash (expressed as a percentage of the Residual Value Shares that will be paid in cash in lieu of Common Stock) at any time on or before the date that is three Business Days following receipt of such Holder's Conversion Notice (the "CASH SETTLEMENT NOTICE PERIOD"). If the Company timely elects to pay cash for any portion of the Residual Value Shares otherwise issuable to a Holder, such Holder may retract such Conversion Notice at any time during the two Business Day period immediately following the Cash Settlement Notice Period (the "CONVERSION RETRACTION PERIOD"). If the Company does not make such an election, no retraction can be made (and a Conversion Notice shall be irrevocable).

          The amount of cash payable in such event in respect of each Residual Value Share otherwise issuable upon conversion shall equal the sum of the Residual Cash Value for such share calculated for each day of the 30 Trading Days during the Cash Settlement Averaging Period. The "RESIDUAL CASH VALUE" for each date shall be the product of (1) the percentage of each Residual Value Share otherwise issuable upon conversion which the Company elects to pay in cash and (2) the cash value of the Daily Share Amount for such date. The cash value of the Daily Share Amount shall be determined by multiplying the Daily Share Amount for such date by the Volume Weighted Average Price of Common Stock for such date.

          "DAILY CONVERSION VALUE" means, for each of the 30 consecutive Trading Days during the Cash Settlement Averaging Period, one-thirtieth (1/30) of the product of (1) the Conversion Rate and (2) the Volume Weighted Average Price of Common Stock (or the consideration into which Common Stock has been converted pursuant to Section 12.4) on such date.

          "VOLUME WEIGHTED AVERAGE PRICE" per share of Common Stock on any Trading Day means the volume weighted average price on the principal exchange or over-the-counter market on which Common Stock (or other security) is then listed or traded, from 9:30 a.m. to 4:00 p.m. (New York City time) on that Trading Day as displayed under the heading "Bloomberg VWAP" on Bloomberg Page GBX N Equity AQR (or the Bloomberg Page for any security into which Common Stock has been converted in connection with a Fundamental Change), or if such volume weighted average price is not available, the Board of Director's reasonable, good faith estimate of the volume weighted average price of a share of Common Stock, or other security, on such Trading Day.

          "CASH SETTLEMENT AVERAGING PERIOD" means (a) if the Conversion Date occurs prior to the earlier of (i) the date on which the Company issues a notice of redemption pursuant


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

to Section 3.3 or (ii) the 36th Trading Day prior to the Stated Maturity, the 30 consecutive Trading Days beginning on the third Trading Day following the Conversion Date, (b) if Conversion Date occurs after the Company issues a notice of redemption pursuant to Section 3.3, the 30 consecutive Trading Days beginning on and including the 30th Trading Day immediately preceding the Redemption Date and (c) for any Conversion Notice given after the 36th Trading Day prior to the Stated Maturity, the 30 consecutive Trading Days commencing on the Trading Day immediately following the Stated Maturity.

          (b) The Company will not issue fractional shares of Common Stock upon conversion of the Notes. Instead, the Company will pay the cash value of such fractional shares based upon the Volume Weighted Average Price of Common Stock (or the consideration into which the Common Stock has been converted as described in Section 12.4) on the last Trading Day of the Cash Settlement Averaging Period. Upon conversion of a Note, a Holder will not receive any separate cash payment of interest (including Contingent Interest and Additional Interest, if any) unless such conversion occurs between a Record Date and the Interest Payment Date to which that Record Date relates.

          (c) If a Holder tenders Notes for conversion and the Conversion Value is being determined at a time when the Notes are convertible into other property in addition to or in lieu of Common Stock, the Conversion Value of each Note will be determined based on the kind and amount of shares of stock, securities or other property or assets (including cash or any combination thereof) that a Holder of a number of shares of Common Stock equal to the Conversion Rate would have owned or been entitled to receive in such transaction and the value thereof as determined pursuant to Section 12.13(a).

                                  ARTICLE XIII

                              SUBSIDIARY GUARANTEES

     Section 13.1 Guarantee. (a) Subject to this Article 13, each of the Guarantors hereby, jointly and severally, unconditionally guarantees (a "SUBSIDIARY GUARANTEE") to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Notes or the obligations of the Company hereunder or thereunder, that:

          (i) the principal of, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) on the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof; and

          (ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise.


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

          Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

          (b) The Guarantors hereby agree that their obligations hereunder are unconditional, irrespective of the validity, regularity or enforceability of the Notes or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenant that this Subsidiary Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and this Indenture.

          (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (d) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VIII hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article VIII hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Subsidiary Guarantee. The Guarantors will have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

     Section 13.2 Limitation on Guarantor Liability. Each Guarantor, and by its acceptance of Notes, each Holder, hereby confirms that it is the intention of all such parties that the Subsidiary Guarantee of such Guarantor not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to any Subsidiary Guarantee. To effectuate the foregoing intention, the Trustee, the Holders and the Guarantors hereby irrevocably agree that the obligations of such Guarantor will be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under this
Article XIII,


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

result in the obligations of such Guarantor under its Subsidiary Guarantee not constituting a fraudulent transfer or conveyance.

     Section 13.3 Execution and Delivery of Subsidiary Guarantee. To evidence its Subsidiary Guarantee set forth in Section 13.1 hereof, each Guarantor hereby agrees that a notation of such Subsidiary Guarantee substantially in the form attached as Exhibit B hereto will be endorsed by an Officer of such Guarantor on each Note authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.

          Each Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 13.1 hereof will remain in full force and effect notwithstanding any failure to endorse on each Note a notation of such Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee will be valid nevertheless.

          The delivery of any Note by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Guarantors.

          In the event that the Company or any of its Subsidiaries creates or acquires any Domestic Subsidiary (other than an Immaterial Subsidiary) after the date of this Indenture, if required by Section 6.10 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 6.10 hereof and this Article XIII, to the extent applicable.

     Section 13.4 Guarantors May Consolidate, etc., on Certain Terms. No Guarantor may sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor, unless (a) immediately after giving effect to such transaction, no Default or Event of Default exists, and (b) either (i) the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a Person organized or existing under the laws of the United States, any state thereof or the District of Columbia and assumes all the obligations of that Guarantor under the Indenture, its Subsidiary Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee or (ii) (A) prior to the satisfaction and discharge of the 8.375% Notes Indenture, such sale or other disposition complies with the asset sale provisions set forth in
Section 4.10 of the 8.375% Note Indenture, including the application of the net proceeds therefrom in accordance with the terms thereof, or (B) after the satisfaction and discharge of the 8.375% Notes Indenture, such sale or other disposition complies with the terms of any other Indebtedness of the Company guaranteed by that Guarantor.

          In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Subsidiary Guarantee endorsed upon the Notes and the due and punctual performance of all of the covenants and conditions of this

Indenture to be performed by the Guarantor, such successor Person will succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued will in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof.

          Except as set forth in Articles VI and VII hereof and notwithstanding clauses (a) and (b) above, nothing contained in this Indenture or in any of the Notes will prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or will prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

     Section 13.5 Releases. Each Subsidiary Guarantor shall be released:

          (a) prior to the satisfaction and discharge of the 8.375% Note Indenture, (i) upon consummation of any sale or other disposition of all of the capital stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Restricted Subsidiary (as defined in the 8.375% Note Indenture) of the Company if the sale or other disposition does not violate the Asset Sale provisions set forth in Section 4.10 in the 8.375% Note Indenture or (ii) if the Company designates any such Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the 8.375% Note Indenture;

          (b) after the satisfaction and discharge of the 8.375% Note Indenture, upon consummation of any sale or other disposition of all of the capital stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) the Company or a Subsidiary of the Company if the sale or other disposition does not violate the terms of any other Indebtedness of the Company guaranteed by that Guarantor;

          (c) if that Guarantor ceases to directly or indirectly guarantee any Indebtedness of the Company; or

          (d) upon satisfaction and discharge of this Indenture in accordance with Section 10.1.

          At the Company's request and expense, the Trustee shall promptly execute and deliver an appropriate instrument evidencing such release upon receipt of a request by the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 13.5. Any Guarantor not released from its obligations under its Subsidiary Guarantee as provided in this
Section 13.5 will remain liable for the full amount of principal of and interest on the Notes and for the other obligations of any Guarantor under this Indenture as provided in this Article XIII.

                                   ARTICLE XIV

                               CONTINGENT INTEREST

     Section 14.1 Contingent Interest. Subject to the accrual and Record Date provisions described herein, the Company shall pay contingent interest ("CONTINGENT INTEREST") to the Holders during any six-month period from May 15 to November 14 and from November 15 to May 14, commencing with the six-month period beginning on May 15, 2013, if the Trading Price of a Note for each of the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period equals 120% or more of the principal amount of the Note. The amount of Contingent Interest payable per Note with respect to any six-month period will equal 0.375% per annum of the average Trading Price of such Note for the five Trading Day period referred to above.

          The Bid Solicitation Agent shall initially be the Trustee. The Company may change the Bid Solicitation Agent, but the Bid Solicitation Agent shall not be an Affiliate of the Company. The Bid Solicitation Agent's sole responsibility pursuant to this Section 14.1 shall be to obtain the Trading Price of the Notes for each Trading Day during the applicable five Trading Day period and to provide such information to the Company. The Company shall determine whether Holders are entitled to receive Contingent Interest, and if so, provide notice pursuant to Section 14.3. Notwithstanding any term contained in this Indenture or any other document to the contrary, the Bid Solicitation Agent shall have no responsibilities, duties or obligations for or with respect to (i) determining whether the Company must pay Contingent Interest or (ii) determining the amount of Contingent Interest, if any, payable by the Company.

     Section 14.2 Payment of Contingent Interest. The Company shall pay Contingent Interest, if any, in the same manner as it will pay interest as described in Section 6.1. Contingent Interest due under this ARTICLE XIV shall be treated for all purposes of this Indenture like any other interest accruing on the Notes.

     Section 14.3 Contingent Interest Notification. Upon determination that Holders shall be entitled to receive Contingent Interest that may become payable during a relevant six-month period, on or prior to the start of such six-month period, the Company shall provide notice to the Trustee setting forth the amount of Contingent Interest per $1,000 principal amount of Notes and disseminate a Public Notice disclosing such information. The Company may unilaterally increase the amount of Contingent Interest it may pay or pay interest or other amounts it is not obligated to pay, but the Company will have no obligation to do so.

                                   ARTICLE XV

                                  MISCELLANEOUS

     Section 15.1 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by Section 318(c) of the TIA, such section of the TIA shall control. If any provision of this Indenture expressly modifies or excludes any provision of the TIA that may be so modified or excluded under the TIA, the Indenture provision so modifying or excluding such provision of the TIA shall be deemed to apply.

     Section 15.2 Notices. Any notice or communication by the Company, any Guarantor or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:

          If to the Company and/or any Guarantor:

          The Greenbrier Companies, Inc.
          One Centerpointe Drive, Suite 200
          Lake Oswego, Oregon 97035
          Attention: Chief Financial Officer
          Fax: 503-684-7553

          With a copy to:

          Squire, Sanders & Dempsey LLP,
          1300 Huntington Center,
          41 South High Street,
          Columbus Ohio 43215-6197
          Attention: Steven F. Mount

          If to the Trustee:

          U.S. Bank Corporate Trust Services
          555 S.W. Oak Street PD-OR-P6TD
          Portland, OR 97204

          The Company, any Guarantor or the Trustee, by notice to the others, may designate additional or different addresses for subsequent notices or communications.

          All notices and communications (other than those sent to Holders) will be deemed to have been duly given: at the time delivered by hand, if Personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

          Any notice or communication to a Holder will be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice of communication will also be mailed to any Person described in Section 313(c) of the TIA, to the extent required by the TIA.

          If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

          If the Company mails a notice or communication to Holders, it will mail a copy to the Trustee and each Agent at the same time.

     Section 15.3 Communication by Holders with Other Holders.

          Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     Section 15.4 Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee (except that the Opinion of Counsel referred to in Section 15.4(b) hereof shall not be required in connection with the Authentication Order):

          (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.5 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and

          (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which must include the statements set forth in Section 15.5 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

     Section 15.5 Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to Section 314(a)(4) of the TIA) must comply with the provisions of Section 314(e) of the TIA and must include:

          (a) a statement that the Person making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

          (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

     Section 15.6 Rules by Trustee, Paying Agent, Conversion Agent, Registrar.

          The Trustee may make reasonable rules for action by or a meeting of Holders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     Section 15.7 No Personal Liability of Directors, Officers, Employees and Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary (other than the Company or a Guarantor in its capacity as a stockholder of a Subsidiary), as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     Section 15.8 Governing Law.

          THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SECURITIES AND THE SUBSIDIARY GUARANTEES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

     Section 15.9 No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

     Section 15.10 Successors.

          All agreements of the Company in this Indenture and the Notes will bind its successors. All agreements of the Trustee in this Indenture will bind its successors. All agreements of each Guarantor in this Indenture will bind its successors, except as otherwise provided in Section 13.5.

     Section 15.11 Severability.

          In case any provision in this Indenture or in the Notes is invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

     Section 15.12 Counterpart Originals.

          The parties may sign any number of copies of this Indenture. Each signed copy will be an original, but all of them together represent the same agreement.

     Section 15.13 Table of Contents, Headings, etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof.

     Section 15.14 Force Majeure.

          In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

                         [Signatures on following page]

          IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.


                                        THE GREENBRIER COMPANIES, INC.,
                                        as Issuer


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Senior Vice President


                                        GREENBRIER-CONCARRIL, LLC


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President


                                        GREENBRIER LEASING COMPANY LLC


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President


                                        GREENBRIER LEASING LIMITED PARTNER, LLC

                                        By: GREENBRIER LEASING COMPANY LLC,
                                            SOLE MEMBER AND MANAGER


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President

                                        GREENBRIER MANAGEMENT SERVICES, LLC

                                        By: GREENBRIER LEASING COMPANY LLC,
                                            SOLE MEMBER AND MANAGER


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President


                                        GREENBRIER LEASING, L.P.

                                        By: GREENBRIER MANAGEMENT SERVICES, LLC,
                                            GENERAL PARTNER


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President


                                        GUNDERSON LLC


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President


                                        GUNDERSON MARINE LLC


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President


                                        GUNDERSON RAIL SERVICES LLC


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President

                                        GUNDERSON SPECIALTY PRODUCTS, LLC

                                        By: GUNDERSON LLC, SOLE MEMBER AND
                                            MANAGER


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President


                                        AUTOSTACK COMPANY LLC


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President


                                        GREENBRIER RAILCAR LLC


                                        By: /s/ Joseph K. Wilsted
                                            ------------------------------------
                                        Name: Joseph K. Wilsted
                                        Title: Vice President

                                        U.S. BANK NATIONAL ASSOCIATION,
                                        as Trustee


                                        By: /s/ Linda A. McConkey
                                            ------------------------------------
                                        Name: Linda A. McConkey
                                        Title: Vice President

                                    EXHIBIT A

                             [FORM OF FACE OF NOTE]

     [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

     [THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

     1. REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) or (7) UNDER THE SECURITIES ACT OF 1933 (AN "INSTITUTIONAL ACCREDITED INVESTOR") THAT IS PURCHASING AT LEAST $100,000 IN AGGREGATE PRINCIPAL AMOUNT OF THE SECURITY EVIDENCED HEREBY;

     2. AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY OR THE SHARES OF COMMON STOCK ISSUABLE

----------
(1)  This legend should be included only if the Note is a Global Note.

UPON CONVERSION OF SUCH SECURITY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO U.S. BANK, NATIONAL ASSOCIATION, AS TRUSTEE (OR ANY SUCCESSOR TRUSTEE, AS APPLICABLE), SUCH CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR THE TRUSTEE OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

     3. AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) OR 2(D) ABOVE, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.](2)

     FOR UNITED STATES FEDERAL INCOME TAX PURPOSES, THE COMPANY AGREES, AND BY ACCEPTANCE OF A BENEFICIAL INTEREST IN THIS SECURITY EACH BENEFICIAL HOLDER SHALL BE DEEMED TO HAVE AGREED, THAT (I) THE SECURITIES ARE CONTINGENT PAYMENT DEBT INSTRUMENTS AS DEFINED IN TREASURY REGULATIONS SECTION 1.1275-4(B), (II) EACH BENEFICIAL HOLDER SHALL BE BOUND BY THE COMPANY'S APPLICATION OF THE TREASURY REGULATIONS TO THE SECURITIES, (III) EACH BENEFICIAL HOLDER SHALL USE THE PROJECTED PAYMENT SCHEDULE WITH RESPECT TO THE SECURITIES DETERMINED BY THE COMPANY, AS REQUIRED BY TREASURY REGULATIONS SECTION 1.1275-4(B)(4)(IV), TO DETERMINE ITS INTEREST ACCRUALS AND ADJUSTMENTS AS PROVIDED IN TREASURY REGULATIONS SECTION 1.1275-4(B), AND (IV) THE COMPANY AND EACH BENEFICIAL HOLDER WILL NOT TAKE ANY POSITION ON A TAX RETURN INCONSISTENT WITH (I), (II), OR
(III), UNLESS REQUIRED BY APPLICABLE LAW.

----------
(2)  This legend should be included on if the Note is a Transfer Restricted
     Note.

                         THE GREENBRIER COMPANIES, INC.

                    2.375% CONVERTIBLE SENIOR NOTES DUE 2026

                                                                    $100,000,000

No. A-1                                                         CUSIP: 393657AC5
                                                              ISIN: US393657AC50

          THE GREENBRIER COMPANIES, INC., an Oregon corporation (the "COMPANY", which term shall include any successor Person under the Indenture referred to on the reverse hereof), for value received, promises to pay to CEDE & CO., or registered assigns, on May 15, 2026, the principal amount of ONE HUNDRED MILLION DOLLARS[, or such lesser or greater principal amount at Stated Maturity as is indicated on the schedule attached hereto](3).

          In addition, for value received, the Company hereby promises to pay to the Holder of this Note, or registered assigns, from May 22, 2006, or from the most recent Interest Payment Date to which interest has been paid or provided for, to, but not including, May 15, 2026, interest at an annual rate of 2.375% of the principal amount of this Note, except that interest will never be less than zero. Interest on this Note is payable semi-annually in arrears on May 15 and November 15 in each year (each, an "INTEREST PAYMENT DATE"), with the first Interest Payment Date being November 15, 2006. Each payment of cash interest on this Note will include interest accrued through the day before the applicable Interest Payment Date.

          The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, except as provided in the Indenture, be paid to the Person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the record date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, immediately preceding the corresponding Interest Payment Date (a "RECORD DATE").

          From and after any six-month period from May 15 to November 14 and from November 15 to May 14, commencing with the six-month period beginning on May 15, 2013, the Company shall pay Contingent Interest on this Note under the circumstances and in the amounts described in Article XIV of the Indenture. Such Contingent Interest, if any, shall be payable semi-annually in arrears on each Interest Payment Date to the Holder of this Note as of the close of business on the Record Date relating to such Interest Payment Date.

          Contingent Interest, if any, shall accrue from May 15 to November 14 and from November 15 to May 14, as applicable, and shall be payable on the next succeeding Interest

----------
(3)  This phrase should be included only if the Note is a Global Note.

Payment Date. Contingent Interest shall be paid to the Person in whose name a
Note is registered on the next preceding Record Date on which Contingent Interest is payable.

          The amount of Contingent Interest payable per $1,000 principal amount of Notes in respect of any Contingent Interest Period shall equal 0.375% per annum of the average trading price of the Notes for the five Trading Day period ending on the third Trading Day immediately preceding the first day of the relevant six-month period.

          Reference is hereby made to the further provisions of this Note set forth on the reverse side of this Note, which further provisions shall for all purposes have the same effect as if set forth at this place.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:                                  THE GREENBRIER COMPANIES, INC.
       ------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Notes referred to in the within-mentioned
Indenture.

Dated:                                  U.S. BANK NATIONAL ASSOCIATION,
       ------------------------------   as Trustee


                                        By:
                                            ------------------------------------

                            [FORM OF REVERSE OF NOTE]

                    2.375% Convertible Senior Notes due 2026

          This Note is one of a duly authorized issue of 2.375% Convertible Senior Notes due 2026 (the "NOTES") of THE GREENBRIER COMPANIES, INC., an Oregon corporation (including any successor corporation under the Indenture hereinafter referred to, the "COMPANY"), issued under an Indenture, dated as of May 22, 2006 (the "INDENTURE"), by and among the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee (the "TRUSTEE"). The terms of the
Note include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Note. This Note is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

     1. Interest.

          (a)  Interest and Contingent Interest.

          Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

          If any Interest Payment Date (other than an Interest Payment Date coinciding with the Stated Maturity date or earlier Redemption Date) of this Note falls on a day that is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, provided that, if such Business Day falls in the next succeeding calendar month, the Interest Payment Date will be brought forward to the immediately preceding Business Day. If the Stated Maturity date or Redemption Date of this Note would fall on a day that is not a Business Day, the required payment of interest, if any, and principal will be made on the next succeeding Business Day and no interest on such payment will accrue for the period from and after the Stated Maturity date or Redemption Date to such next succeeding Business Day.

          If the Holder elects to require the Company to purchase this Note pursuant to Section 6 of this Note on a date that is after the Record Date and on or before the corresponding Interest Payment Date, interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid hereon to, but excluding, the applicable Purchase Date or Fundamental Change Purchase Date shall be paid to the same Holder to whom the Company pays the principal of this Note. Interest (including Contingent Interest and Additional Interest, if any) accrued and unpaid hereon at the Stated Maturity also shall be paid to the same Holder to whom the Company pays the principal of this Note.

          Interest (including Contingent Interest and Additional Interest, if any) on Notes converted after the close of business on a Record Date but prior to the opening of business on the corresponding Interest Payment Date shall be paid to the Holder of the Notes on the Record Date but, upon conversion, the Holder must pay the Company an amount equal to the interest

(including Contingent Interest and Additional Interest, if any) which has accrued and shall be paid on such Interest Payment Date. No such payment need be made with respect to (1) Notes converted after a Record Date and prior to the corresponding Interest Payment Date after being called for redemption or (2) any overdue interest existing at the time of conversion with respect to the Notes converted, but only to the extent of the amount of such overdue interest.

          Except as described above, the Company will not make any payment or other adjustment for accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on any Note when they are converted. If a Holder of Notes converts after the Record Date for an interest payment, but prior to the corresponding Interest Payment Date, the Holder on the Record Date will receive on that Interest Payment Date accrued interest on those Notes, despite the conversion of those Notes prior to that Interest Payment Date, because that Holder will have been the holder of record on the corresponding Record Date. However, at the time that such Holder (or transferee thereof) surrenders Notes for conversion, the Holder (or such transferee, as applicable) must pay to the Company an amount equal to the interest (including Contingent Interest and Additional Interest, if any) that has accrued and that will be paid on the related Interest Payment Date. The preceding sentence does not apply to
(1) Notes that are converted after being called by the Company for redemption and in respect of which the Company has specified a Redemption Date that is after a Record Date and on or prior to the related Interest Payment Date, (2) Notes that are converted in respect of which the Company has specified a Fundamental Change Purchase Date that is after a Record Date and on or prior to the corresponding Interest Payment Date, or (3) any overdue interest existing at the time of conversion with respect to the Notes converted, but only to the extent of the amount of such overdue interest. Accordingly, under the circumstances described in clause (1), if the Company elects to redeem Notes and a Holder of Notes chooses to convert those Notes on a date that is after a Record Date, but prior to the corresponding Interest Payment Date, the Holder will not be required to pay the Company, at the time such Holder surrenders those Notes for conversion, the amount of interest it will receive on the Interest Payment Date.

          All references herein to interest accrued or payable as of any date shall, without duplication, be deemed to include Contingent Interest and Additional Interest.

          (b)  Additional Interest.

          The Company will pay Additional Interest, if any, as set forth herein and in Section 7 of the Registration Rights Agreement. The Company will pay Additional Interest, if any, semiannually in arrears on each Additional Interest Payment Date. The first semiannual payment shall be due on the first Additional Interest Payment Date following the date on which such Additional Interest begins to accrue, and will accrue on the Notes at a rate per annum equal to 0.25% for the first 90-day period. The amount of Additional Interest will increase by an additional per annum rate of 0.25% with respect to each subsequent 90-day period until the satisfaction of certain conditions as set forth in the Registration Rights Agreement. Additional Interest, if any, shall be payable only to Holders who have duly returned a completed and signed Notice and Questionnaire in accordance with the Registration Rights Agreement. The Company will pay Additional Interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of Additional Interest, if any, (without regard to any applicable grace periods) from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

          The Company will pay Additional Interest, if any, on the Notes to Holders as required by the Registration Rights Agreement on the next Additional Interest Payment Date, even if such Notes are canceled on or before such Additional Interest Payment Date, except as provided in Section 6.1 of the Indenture with respect to defaulted interest. Payment of Additional Interest, if any, will be made, at the Company's option, either (a) by check mailed to the Holders at their addresses set forth on the Notice and Questionnaire (as defined in the Registration Rights Agreement) delivered to the Company in accordance with the provisions of the Registration Rights Agreement, (b) pursuant to the applicable procedures of DTC or (c) as otherwise set forth in the Indenture. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Company will not pay any Additional Interest on any Note after it has been converted into cash, and, if applicable, shares of Common Stock

     2. Method of Payment.

          Payment of the principal of and interest on the Notes (including Contingent Interest and Additional Interest, if any) shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. The Holder must surrender the Notes to the Paying Agent to collect payment of principal. Payment of interest (including Contingent Interest and Additional Interest, if any) on Certificated Notes in the aggregate principal amount of $5,000,000 or less shall be made by check mailed to the address of the Person entitled thereto as such address appears in the Register, and payment of interest on Certificated Notes in the aggregate principal amount in excess of $5,000,000 shall be made by wire transfer in immediately available funds if requested in writing by the Holder of Notes at least 10 Business Days prior to the relevant Interest Payment Date and otherwise by check mailed to the Holder. Notwithstanding the foregoing, so long as the Notes are registered in the name of a Depositary or its nominee, all payments with respect to the Notes shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee. At the Stated Maturity, interest (including Contingent Interest and Additional Interest, if any) on Certificated Notes will be payable at the principal corporate trust office of the Trustee described in the Indenture.

     3. Paying Agent, Registrar and Conversion Agent.

          Initially, U.S. Bank National Association, shall act as Paying Agent, Registrar and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar and Conversion Agent without notice, other than notice to the Trustee; provided that the Company shall maintain at least one Paying Agent in the Borough of Manhattan, New York, New York, which shall initially be an office or agency of the Trustee.

     4. Indenture.

          The Notes are general senior obligations of the Company initially issued in an aggregate principal amount of $100,000,000. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

     5. Redemption of the Notes by the Company.

          Subject to the terms and conditions of the Indenture, the Company may, at its option, redeem for cash all or a portion of the Notes at any time on or after May 15, 2013 at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but not including, the Redemption Date.

          At least 30 calendar days but not more than 60 calendar days before a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed. Once notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, except for Notes which are converted in accordance with the terms of the Indenture. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price. If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Redemption Date, cash sufficient to pay the Redemption Price of any Notes for which notice of redemption is given, then, on such Redemption Date, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Redemption Price upon delivery of such Notes).

     6. Purchase by the Company at the Option of the Holder on Specific Dates; Purchase at the Option of the Holder Upon a Fundamental Change.

          Each Holder shall have the right, at the Holder's option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof, on each of May 15, 2013, May 15, 2016 and May 15, 2021. The Company shall be required to purchase such Notes at a purchase price in cash equal to 100% of the principal amount plus accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Purchase Date. To exercise such right, a Holder shall deliver a Purchase Notice to the Paying Agent at any time from the opening of business on the date that is 22 Business Days prior to the relevant Purchase Date until 5:00 p.m., New York City time, on the second Business Day prior to such Purchase Date.

          In the event that a Fundamental Change shall occur at any time prior to the Stated Maturity, each Holder shall have the right, at the Holder's option, but subject to the provisions of the Indenture, to require the Company to purchase all of such Holder's Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple thereof. The Company shall be required to purchase such Notes at a Fundamental Change Purchase Price in cash equal to 100% of the principal amount plus any accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) to, but excluding, the Fundamental Change Purchase Date. To exercise such right, a Holder shall deliver a Fundamental Change Purchase Notice to the Paying Agent at any time on or before the Fundamental Change Purchase Date (subject to extension to comply with applicable law).

          Holders have the right to withdraw any Purchase Notice or Fundamental Change Purchase Notice by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

          If the Paying Agent holds, in accordance with the terms hereof, at 10:00 a.m., New York City time, on the applicable Purchase Date or Fundamental Change Purchase Date, cash sufficient to irrevocably pay the Purchase Price or Fundamental Change Purchase Price, as the case may be, of any Notes for which a Purchase Price or Fundamental Change Purchase Notice, as the case may be, has been tendered and not withdrawn pursuant to the Indenture, then, on such Purchase Date or Fundamental Change Purchase Date, as the case may be, such Notes shall cease to be outstanding and interest (including Contingent Interest and Additional Interest, if any) on such Notes shall cease to accrue, whether or not such Notes are delivered to the Paying Agent, and the rights of the Holders in respect thereof shall terminate (other than the right to receive the Purchase Price or Fundamental Change Purchase Price, as the case may be, upon delivery of such Notes).

     7. Conversion.

          This Note is subject to all of the conversion rights and procedures set forth in the Indenture.

          Subject to and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Note set forth in Section 12.1 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Note (or any portion of the principal amount thereof that is $1,000 or an integral multiple thereof), into cash and, in certain circumstances, fully paid and non-assessable shares of Common Stock at the Conversion Rate in effect on the date of conversion. The conversion rate per $1,000 of principal amount of Notes is initially 20.8125 shares of Common Stock, and is subject to adjustment in certain events as set forth in the Indenture.

          A Note in respect of which a Holder has delivered a Purchase Notice or Fundamental Change Purchase Notice, as the case may be, exercising the right of such Holder to require the Company to purchase such Note may be converted only if such Purchase Notice or Fundamental Change Purchase Notice is withdrawn in accordance with the terms of the Indenture.

          Except as described in the Indenture, the Company will not make any payment in cash or Common Stock or other adjustment for accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) on any Notes when they are converted. The Company's delivery to the Holder of cash and Common Stock, if any, as provided in the Indenture upon conversion of the Notes, together with any cash payment for such Holder's fractional shares, shall be deemed to satisfy the Company's obligation to pay the principal amount of the Note and to satisfy its obligation to pay accrued and unpaid interest (including Contingent Interest and Additional Interest, if any) through the conversion date. As a result, accrued interest, Contingent Interest and Additional Interest, if any, are deemed paid in full rather than cancelled, extinguished or forfeited. Notwithstanding the foregoing, accrued interest (including Contingent Interest and Additional Interest, if any) will be payable upon any conversion of Notes made concurrently with or after acceleration of the Notes following an Event of Default.

          Before any Holder shall be entitled to convert any Notes, such Holder shall, in the case of Global Notes, comply with the Applicable Procedures of the Depositary in effect at that time, and in the case of Certificated Notes, surrender such Notes, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and shall give written notice to the Company at said office or place in the form of the Conversion Notice attached to the Note that such Holder elects to convert the same and shall state in writing therein the principal amount of Notes to be converted (in whole or in part so long as the principal amount to be converted is in multiples of $1,000) and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock to be issued. Before any such conversion, a Holder also shall pay all funds required, if any, relating to interest or Additional Interest, if any, on the Notes, as provided in the Indenture, and all taxes or duties, if any, as provided in the Indenture.

          If the Company (i) reclassifies the Common Stock, (ii) is a party to a consolidation, merger or binding share exchange or (iii) conveys, transfers or leases all or substantially all of its properties and assets to any Person, the right to convert a Note into shares of Common Stock may be changed into a right to convert it into securities, cash or other assets of the Company or such other Person, in each case in accordance with the Indenture.

          If and only to the extent a Holder elects to convert Notes in connection with certain types of Fundamental Changes to the extent set forth in the Indenture that occur on or prior to May 15, 2013 pursuant to which certain of the consideration for the Common Stock (other than cash payments for fractional shares and cash payments made in respect of dissenters' appraisal rights) in such Fundamental Change transaction consists of cash or securities (or other property) that are not traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange, such Holder will be entitled to receive, in addition to a number of shares of Common Stock equal to the Conversion Rate per $1,000 principal amount of Notes, an additional number of shares of Common Stock as described in the Indenture, subject to a right of the Company to elect not to issue such additional shares but in lieu thereof to provide for the convertibility of the Notes into publicly-traded securities of the acquiring entity, all as set forth in the Indenture.

     8. Denominations; Transfer; Exchange.

          The Notes shall be issued in fully registered form, without coupons, in denominations of $1,000 of the principal amount and integral multiples thereof. A Holder may transfer or exchange Notes in accordance with the Indenture and this Note. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Neither the Company, the Registrar nor the Trustee shall be required to exchange or register a transfer of (i) any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed),
(ii) any Notes in respect of which a Purchase Notice or a Fundamental Change Purchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Notes to be repurchased in part, the portion thereof not to be repurchased), or (iii) any Notes surrendered for conversion (except, in the case of Notes to be converted in part, the portion thereof not to be converted).

     9. Persons Deemed Owners.

          The registered Holder of this Note may be treated as the owner of this Note for all purposes.

     10. Unclaimed Money or Notes.

          The Trustee and the Paying Agent shall return to the Company upon written request any cash or securities held by them for the payment of any amount with respect to the Notes that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

     11. Amendment; Waiver.

          Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended with the written consent or affirmative vote of the Holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) certain Defaults may be waived with the written consent or affirmative vote of the Holders of a majority in aggregate principal amount of the outstanding Notes.

          The Company and the Trustee may amend the Indenture or the Notes without the consent of any Holder to (a) to cure any ambiguity, defect or inconsistency; (b) to provide for uncertificated Notes in addition to or in place of Certificated Notes; (c) to provide for the assumption of the Company's or a Guarantor's obligations to Holders of Notes and Subsidiary Guarantees in the case of a merger or consolidation or sale of all or substantially all of the Company's or such Guarantor's assets, as applicable; (d) to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under this Indenture of any such Holder; (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; (f) to conform the text of this Indenture, the Subsidiary Guarantees or the Notes to any provision of the Description of Notes contained in the Offering Memorandum to the extent that such provision in the Description of Notes was intended to be a verbatim recitation of a provision of this Indenture, the Subsidiary Guarantees or the Notes; (g) to provide for the issuance of additional Notes in accordance with the limitations set forth in this Indenture as of the date of this Indenture; (h) to allow any Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee with respect to the Notes or to reflect the release of a Guarantor in accordance with the provisions of this Indenture; (i) to allow the Company or any Guarantor to surrender any power conferred on the Company or such Guarantor; (j) to provide for conversion rights of Holders of Notes if any reclassification or change of Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs, or in connection with any Public Acquirer Change of Control; (k) to increase the Conversion Rate, provided that the increase will not adversely affect the interests of the Holders; or (l) to evidence and provide the acceptance of the appointment of a successor Trustee.

     12. Defaults and Remedies.

          If any Event of Default, other than as a result of certain events of bankruptcy, insolvency or reorganization of the Company as specified in the Indenture, occurs and is continuing, the principal amount of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company as provided in the Indenture, the principal amount of all the Notes shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

     13. Trustee Dealings with the Company.

          Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

     14. Calculations in Respect of Notes.

          The Company or its agents shall be responsible for making all calculations called for under Article XII of the Indenture, including, but not limited to, determination of the market price of Common Stock. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Notes. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

     15. No Personal Liability of Directors, Officers, Employees and
Stockholders.

          No director, officer, employee, incorporator or stockholder of the Company or any Subsidiary (other than the Company or a Guarantor in its capacity as a stockholder of a Subsidiary), as such, shall have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

     16. Authentication.

          This Note shall not be valid or obligatory for any purpose until an authorized signatory of the Trustee (or a duly authorized authentication agent) signs, manually or by facsimile, the Trustee's Certificate of Authentication on the other side of this Note.

     17. Abbreviations.

          Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

     18. INDENTURE TO CONTROL; GOVERNING LAW.

          IN THE CASE OF ANY CONFLICT BETWEEN THE PROVISIONS OF THIS NOTE AND THE INDENTURE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PROVISIONS OF THE INDENTURE SHALL CONTROL. THE INDENTURE, THIS NOTE AND THE SUBSIDIARY GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAWS.

          The Company shall furnish to any Holder upon written request and without charge a copy of the Indenture which has in it the text of this Note in larger type. Requests may be made to:

          THE GREENBRIER COMPANIES, INC.
          One Centerpointe Drive, Suite 200
          Lake Oswego, Oregon 97035
          Attention: Chief Financial Officer
          Fax: 503-684-7553

     19. Registration Rights.

          The Holders of the Notes may be entitled to the benefits of a Registration Rights Agreement, dated as of May 22, 2006, by and among the Company and the Initial Purchasers party thereto, as amended, modified or supplemented in accordance therewith, including the receipt of Additional Interest upon a Registration Default (as defined in, and to the extent specified in, such agreement).

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

          The following increases or decreases in this Global Note have been made:

         Amount of decrease in      Amount of increase in     Principal Amount of this
       Principal Amount of this   Principal Amount of this   Global Note following such   Signature of authorized
Date          Global Note                Global Note             decrease or increase       signatory of Trustee
----   ------------------------   ------------------------   --------------------------   -----------------------


                                 ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to

________________________________________________________________________________
                   (Insert assignee's soc. sec. or tax ID no.)

________________________________________________________________________________
              (Print or type assignee's name, address and zip code)

and irrevocably appoint ________________________________________________________
agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

                                        Your Signature(s):

Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name(s) appears on the other side of this Note)


Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
    ---------------------------------
           Authorized Signatory

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you wish to have this Note purchased by the Company pursuant to
ARTICLE IV (Purchase at the Option of Holders on Specific Dates) or ARTICLE V (Purchase at the Option of Holders Upon a Fundamental Change) of the Indenture, check the box:

                              ARTICLE IV ARTICLE V

          If this Note is to be purchased by the Company pursuant to ARTICLE IV of the Indenture, check the box for the applicable Purchase Date:

                     May 15, 2013 May 15, 2016 May 15, 2021

          If you wish to have a portion of this Note purchased by the Company pursuant to ARTICLE IV or ARTICLE V of the Indenture, as applicable, state the amount (in principal amount):

                                 $______________

          If certificated, the serial numbers of the Notes to be delivered for purchase are:

                              ____________________

          Any purchase of Notes pursuant hereto shall be pursuant to the terms and conditions specified in the Indenture.

                                        Your Signature(s):

Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name(s) appears on the other side of this Note)


Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
    ---------------------------------
           Authorized Signatory

                                CONVERSION NOTICE

          To convert this Note into cash or a combination of Common Stock and cash, check the box.

          To convert only part of this Note, state the principal amount to be converted (which must be $1,000 or an integral multiple thereof): _____________.

          If you want the stock certificate made out in another person's name fill in the form below:

________________________________________________________________________________
               (Insert the other person's soc. sec. or tax ID no.)

________________________________________________________________________________

________________________________________________________________________________

________________________________________________________________________________
          (Print or type the other person's name, address and zip code)

                                        Your Signature(s):

Date:
      -------------------------------   ----------------------------------------
                                        (Sign exactly as your name(s) appears on the other side of this Note)


Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
    ---------------------------------
           Authorized Signatory

                             TRANSFER CERTIFICATE(4)

          Re: 2.375% Convertible Senior Notes due 2026 (the "Notes") of The Greenbrier Companies, Inc. (the "Company")

          This certificate relates to $_________ principal amount of Notes owned in (check applicable box)

          ___ book-entry ___ definitive form by ____________ (the "Transferor").

          The Transferor has requested a Registrar or the Trustee to exchange or register the transfer of such Notes.

          In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Notes as provided in Section 2.6 and Section 2.12 of the Indenture, dated as of May 22, 2006, among the Company, the guarantors party thereto and U.S. Bank National Association, as Trustee (the "Indenture"), and the transfer of such Note is being made pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Securities Act") (check applicable box) or the transfer or exchange, as the case may be, of such Note does not require registration under the Securities Act because (check applicable box):

               Such Note is being acquired for the Transferor's own account, without transfer; or

               Such Note is being transferred to the Company or a Subsidiary; or

               Such Note is being transferred to a person that the Transferor reasonably believes is a "qualified institutional buyer," as defined in, and in compliance with, Rule 144A under the Securities Act; or

               Such Note is being transferred pursuant to the exemption from the registration requirements of the Securities Act under Rule 144 (or any successor thereto) ("Rule 144") under the Securities Act; or

               Such Note is being transferred pursuant to an effective registration statement under the Securities Act; or

               Such Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act to an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) that, prior to the transfer,

----------
(4) This certificate should only be included if this Note is a Transfer Restricted Note.

               furnishes to the Trustee such certifications and opinion of counsel required by the Company or the Trustee.

          The Transferor acknowledges and agrees that, if the transferee will hold any such Notes in the form of beneficial interests in a Global Note that is a "restricted security" within the meaning of Rule 144 under the Securities Act, then such transfer can be made only pursuant to Rule 144A under the Securities Act and such transferee must be a "qualified institutional buyer," as defined in Rule 144A, or an institutional investor that is an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities
Act).


Date:
      -------------------------------   ----------------------------------------
                                               Signature(s) of Transferor

(If the registered owner is a corporation, partnership or fiduciary, the title of the person signing on behalf of such registered owner must be stated.)

Signature Guaranteed


-------------------------------------
Participant in a Recognized Signature
Guarantee Medallion Program


By:
    ---------------------------------
           Authorized Signatory

                                    EXHIBIT B

                          FORM OF NOTATION OF GUARANTEE

          For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth and subject to the provisions in the Indenture (the "Indenture"), dated as of May 22, 2006, among The Greenbrier Companies, Inc. (the "Company"), the guarantors party thereto, U.S. Bank National Association, as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium, if any, and interest (including Contingent Interest and Additional Interest, if any) on, the Notes, whether at maturity, by acceleration, redemption or otherwise, the due and punctual payment of interest on overdue principal of and interest (including Contingent Interest and Additional Interest, if any) on the Notes, if any, if lawful, and (b) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, that the same will be promptly paid in full when due, whether at stated maturity, by acceleration or otherwise. The obligations of the Guarantors to the Holders and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XIII of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee, which terms are incorporated here by reference. Each Holder of a Note, by accepting the same, (a) agrees to and shall be bound by such provisions and (b) appoints the Trustee attorney-in-fact of such Holder for such purpose.

          Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                            [Signature Page Follows]

                                        GREENBRIER-CONCARRIL, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GREENBRIER LEASING COMPANY LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GREENBRIER LEASING LIMITED PARTNER, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GREENBRIER MANAGEMENT SERVICES, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GREENBRIER LEASING, L.P.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        GUNDERSON LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GUNDERSON MARINE LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        GUNDERSON RAIL SERVICES LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        GUNDERSON SPECIALTY PRODUCTS, LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        AUTOSTACK COMPANY LLC


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                    EXHIBIT C

                     [FORM OF CERTIFICATE TO BE DELIVERED BY
                     TRANSFEREE IN CONNECTION WITH TRANSFERS
                     TO INSTITUTIONAL ACCREDITED INVESTORS]

                                     [Date]

U.S. Bank, National Association, as Trustee
U.S. Bank Corporate Trust Services
555 SW Oak Street. PD-OR-P6TD
Portland, OR 97204

          Re: The Greenbrier Companies, Inc.

Ladies and Gentlemen:

          In connection with the undersigned's proposed purchase of $___________ aggregate principal amount of 2.375% Convertible Senior Notes due 2026 (the "Notes") of The Greenbrier Companies, Inc. (the "Company") or _____________ shares of Common Stock of the Company issued upon conversion of the Notes, par value $0.01 per share (the "Common Stock," and together with the Notes, the "Notes"), the undersigned confirms, represents and warrants that:

          (1) The undersigned is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "Institutional Accredited Investor").

          (2) (A) Any purchase of the Notes by the undersigned will be for the undersigned's own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which the undersigned exercises sole investment discretion or (B) the undersigned is a "bank", within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in
     Section 3(a)(5)(A) of the Securities Act that is acquiring the Notes as fiduciary for the account of one or more institutions for which the undersigned exercises sole investment discretion.

          (3) The undersigned has such knowledge and experience in financial and business matters that the undersigned is capable of evaluating the merits and risks of its investment in the Notes, and the undersigned and any accounts for which it is acting is each able to bear the economic risk of its or their investment.

          (4) The undersigned has been given an opportunity to ask questions and receive answers concerning the terms and conditions of the Notes and to obtain any additional information which the Company possesses or can acquire without reasonable effort or expense that is necessary to verify the accuracy of the information furnished.

          (5) The undersigned is not acquiring the Notes with a view to distribution thereof or with any present intention of offering or selling any Notes, except as permitted below; provided that the disposition of the undersigned's property and the property of any accounts for which the undersigned is acting as fiduciary will remain at all times within the undersigned's control.

          (6) The undersigned understands that the Notes have not been registered under the Securities Act or any applicable state securities laws.

          (7) The undersigned agrees, on its own behalf and on behalf of each account for which the undersigned acquires any Notes, that if in the future the undersigned decides to resell or otherwise transfer such Notes within two years after the original issuance of the Notes, such Notes may be resold or otherwise transferred only:

               (A)  to the Company or any subsidiary thereof;

               (B) with respect to Notes only, to a person which is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) and otherwise in compliance with Rule 144A under the Securities Act;

               (C) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available);

               (D) pursuant to an exemption from the registration requirements under the Securities Act to a person whom the purchaser reasonably believes is an Institutional Accredited Investor that prior to such transfer, furnishes to you (and the Trustee or the Transfer Agent, as the case may be) a signed letter substantially in the form of this letter, a transfer certificate substantially in the form provided in the Indenture and an opinion of counsel; or

               (E) pursuant to a registration statement which has been declared effective under the Securities Act and continues to be effective at the time of such transfer.

     The undersigned further agrees to provide to any person purchasing any of the Notes from the Company a written notice advising such purchaser that resales of the Notes are restricted as stated herein.

          (8) The undersigned understands that, on any proposed resale of any Notes, the undersigned shall be required to furnish to the Trustee or the Transfer Agent, as the case may be, and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. The undersigned further understands that the Notes purchased by the undersigned will bear a legend to the foregoing effect.

          Each of the Company, the Trustee or the Transfer Agent, as the case may be, and the initial purchaser of the Notes is entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                        Very truly yours,


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------
                                        Address:
                                                 -------------------------------

                                    EXHIBIT D

                         [FORM OF RESTRICTIVE LEGEND FOR
                    COMMON STOCK ISSUED UPON CONVERSION] (5)

          THE SECURITY EVIDENCED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT OF 1933") OR ANY STATE SECURITIES LAWS, AND MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

          1. REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT OF 1933 OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" AS DEFINED IN RULE 501(a)(1), (2), (3) OR
(7) UNDER THE SECURITIES ACT OF 1933 (AN "INSTITUTIONAL ACCREDITED INVESTOR");

          2. AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THE SECURITY EVIDENCED HEREBY EXCEPT (A) TO THE COMPANY OR ANY SUBSIDIARY THEREOF, (B) TO A QUALIFIED INSTITUTIONAL BUYER AS DEFINED IN, AND IN COMPLIANCE WITH, RULE 144A UNDER THE SECURITIES ACT OF 1933, (C) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OF 1933 (IF AVAILABLE), (D) PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO EQUISERVE, AS TRANSFER AGENT (OR ANY SUCCESSOR TRANSFER AGENT, AS APPLICABLE), SUCH CERTIFICATIONS AND OPINION OF COUNSEL REQUIRED BY THE COMPANY OR THE TRUSTEE OR (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT OF 1933 AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER; AND

          3. AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THE SECURITY EVIDENCED HEREBY IS TRANSFERRED PURSUANT TO CLAUSE 2(B) OR 2(D) ABOVE, A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

----------
(5) This legend should be included only if the Note is a Transfer Restricted Note for purposes of Rule 144A.

                                    EXHIBIT E

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

          SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ________, 200_, among ______________ (the "Guaranteeing Subsidiary"), a subsidiary of The Greenbrier Companies, Inc. (or its permitted successor), an Oregon corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

          WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of May 22, 2006 (the "Indenture"), providing for the issuance of 2.375% Convertible Senior Notes due 2026 (the "Notes");

          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the "Subsidiary Guarantee"); and

          WHEREAS, pursuant to Section 11.1 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

          1. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

          2. Agreement to Guarantee. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Subsidiary Guarantee and in the Indenture including but not limited to Article XIII thereof.

          3. No Personal Liability of Directors, Officers, Employees and Stockholders. No director, officer, employee, incorporator or stockholder of the Guaranteeing Subsidiary (other than the Company or a Guarantor in its capacity as a stockholder of a Subsidiary), as such, shall have any liability for any obligations of the Company or any Guaranteeing Subsidiary under the Notes, the Indenture, any Subsidiary Guarantees or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

          4. New York Law to Govern. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

          5. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

          6. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

          7. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

          Dated:           , 20
                 ----------    --

                                        [GUARANTEEING SUBSIDIARY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        THE GREENBRIER COMPANIES, INC.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        [EXISTING GUARANTORS]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        U.S. BANK NATIONAL ASSOCIATION, as
                                        Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                                                      SCHEDULE I

          The following table sets forth the Stock Prices and number of Additional Shares to be issuable per $1,000 principal amount of Notes:

                                                                 STOCK PRICE
                 -----------------------------------------------------------------------------------------------------------
EFFECTIVE DATE   $36.96   $40.00   $42.50   $45.00   $50.00   $55.00   $60.00   $65.00   $70.00   $75.00   $100.00   $125.00
--------------   ------   ------   ------   ------   ------   ------   ------   ------   ------   ------   -------   -------
May 22, 2006     6.2438   5.3616   4.7613   4.2506   3.4355   2.8220   2.3500   1.9801   1.6853   1.4472    0.7448    0.4248
May 15, 2007     6.2438   5.3514   4.7234   4.1913   3.3480   2.7193   2.2405   1.8690   1.5759   1.3414    0.6662    0.3702
May 15, 2008     6.2438   5.3193   4.6588   4.1023   3.2275   2.5833   2.0988   1.7279   1.4391   1.2110    0.5747    0.3096
May 15, 2009     6.2438   5.2525   4.5533   3.9681   3.0580   2.3986   1.9113   1.5448   1.2646   1.0473    0.4675    0.2424
May 15, 2010     6.2438   5.1401   4.3915   3.7705   2.8190   2.1454   1.6602   1.3051   1.0410   0.8420    0.3454    0.1718
May 15, 2011     6.1930   4.9469   4.1297   3.4606   2.4592   1.7768   1.3064   0.9782   0.7463   0.5801    0.2118    0.1028
May 15, 2012     6.0342   4.5847   3.6505   2.9037   1.8382   1.1726   0.7606   0.5064   0.3490   0.2505    0.0841    0.0442
May 15, 2013     0.0000   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000   0.0000    0.0000    0.0000